                                                              EXHIBIT 4(a)(viii)

===============================================================================


                        THC SYSTEMS, INC. (the "Company")
                          ONEIDA LTD. (the "Guarantor")

                2001 AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                            Dated as of May 31, 2001

                          $35,000,000 Principal Amount

                              Senior Secured Notes
                                Due May 31, 2005


                                                                PPN: 87252@ AC 4

===============================================================================

                                TABLE OF CONTENTS

Section                                                                                   Page
-------                                                                                   ----
1.       DESCRIPTION OF NOTES AND COMMITMENT................................................1
         1.1.     Amendment and Restatement of Agreement....................................1
         1.2.     Description of Notes......................................................1
         1.3.     Subsidiary Guarantee and Security Documents...............................3
         1.4.     Commitment; Closing Date..................................................3

2.       PREPAYMENT OF NOTES................................................................3
         2.1.     Required Prepayments......................................................3
         2.2.     Optional Prepayments......................................................4
         2.3.     Notice of Prepayments.....................................................5
         2.4.     Surrender of Notes on Prepayment or Exchange..............................5
         2.5.     Direct Payment............................................................5
         2.7.     Payments Due on Saturdays, Sundays and Holidays...........................6

3.       REPRESENTATIONS....................................................................6
         3.1.     Representations of the Company and the Guarantor..........................6
         3.2.     Representations of the Purchasers........................................13

4.       CLOSING CONDITIONS................................................................14
         4.1.     Representations and Warranties...........................................14
         4.2.     Legal Opinions...........................................................14
         4.3.     Events of Default........................................................14
         4.4.     Payment of Fees and Expenses.............................................14
         4.5.     Legality of Investment...................................................14
         4.6.     Private Placement Number.................................................15
         4.7.     Issue of All Notes.......................................................15
         4.8.     Proceedings and Documents................................................15
         4.9.     Amendment Fee............................................................15
         4.10.    Credit Agreement.........................................................15
         4.11.    Exchange of Notes........................................................15

5.       INTERPRETATION OF AGREEMENT.......................................................15
         5.1.     Certain Terms Defined....................................................15
         5.2.     Accounting Principles....................................................28
         5.3.     Valuation Principles.....................................................28
         5.4.     Direct or Indirect Actions...............................................29
         5.5.     Property.................................................................29
         5.6.     Officers.................................................................29

6.       AFFIRMATIVE COVENANTS.............................................................29
         6.1.     Financial and Business Information and Reports...........................29
         6.2.     ERISA....................................................................32
         6.3.     Corporate Existence......................................................33
         6.4.     Payment of Obligations...................................................34
         6.5.     Maintenance of Properties................................................34
         6.6.     Insurance................................................................34
         6.7.     Maintenance of Records...................................................34
         6.8.     Inspection of Properties and Records; Confidentiality....................34
         6.9.     Compliance with Laws.....................................................35

Section                                                                                  Page
-------                                                                                  ----
         6.10.    Subsidiary Guarantees and Collateral.....................................36
         6.11.    Maintenance of Liens of the Security Documents...........................36
         6.12.    Taxes, Claims for Labor and Materials....................................36
         6.13.    Acquisition of Notes.....................................................37
         6.14.    Private Placement Number.................................................37
         6.15.    NAIC Filings.............................................................37
         6.16.    THC Systems, Inc. Voting Stock...........................................37
         6.17.    Most Favored Nation......................................................37

7.       NEGATIVE COVENANTS................................................................38
         7.1.     Indebtedness.............................................................38
         7.2.     Liens....................................................................39
         7.3.     Merger or Consolidation..................................................41
         7.4.     Liquidate or Dissolve Subsidiaries; Sale of Assets.......................42
         7.5.     Investments, Loans, Advances, Guaranties and Acquisitions................42
         7.6.     Hedging Agreements.......................................................43
         7.7.     Transactions with Affiliates.............................................43
         7.8.     Restrictive Agreements...................................................43
         7.9.     Fiscal Year, Accounting Policies and Consolidated Tax Returns............44
         7.10.    Subordinated Debt........................................................44
         7.11.    Negative Pledges.........................................................44
         7.12.    Financial Covenants......................................................44
         7.13.    Letters of Credit........................................................45
         7.14.    Deposit Accounts.........................................................45
         7.15.    Prepayment of Indebtedness...............................................45
         7.16.    Long-Term Leases.........................................................46
         7.17.    Change in Business.......................................................46
         7.18.    Pari Passu Position......................................................46
         7.19.    Collateral Agency Agreement..............................................46
         7.20.    Change in Commitment.....................................................46
         7.21.    Change in Level..........................................................46

8.       EVENTS OF DEFAULT AND REMEDIES THEREFOR...........................................47
         8.1.     Nature of Events.........................................................47
         8.2.     Remedies on Default......................................................49
         8.3.     Annulment of Acceleration of Notes.......................................50
         8.4.     Other Remedies...........................................................50
         8.5.     Conduct No Waiver; Collection Expenses...................................50
         8.6.     Remedies Cumulative......................................................51
         8.7.     Notice of Default........................................................51

9.       AMENDMENTS, WAIVERS AND CONSENTS..................................................51
         9.1.     Matters Subject to Modification..........................................51
         9.2.     Solicitation of Holders of Notes.........................................52
         9.3.     Binding Effect...........................................................52

10.      FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT...................53
         10.1.    Form of Notes............................................................53
         10.2.    Note Register............................................................53
         10.3.    Issuance of New Notes upon Exchange or Transfer..........................53
         10.4.    Replacement of Notes.....................................................53

11.      MISCELLANEOUS.....................................................................54
         11.1.    Expenses.................................................................54
         11.2.    Notices..................................................................54
         11.3.    Reproduction of Documents................................................55

Section                                                                                   Page
-------                                                                                   ----
         11.4.    Successors and Assigns...................................................55
         11.5.    Law Governing............................................................55
         11.6.    Headings.................................................................55
         11.7.    Counterparts.............................................................55
         11.8.    Reliance on and Survival of Provisions...................................55
         11.9.    Integration and Severability.............................................56


Annex I:   Subsidiaries of the Guarantor
Annex II:  Indebtedness
Annex III: Description of Liens
Annex IV:  Schedule of Insurance

Exhibit A: Form of 7.49% Senior Notes, Due November 1, 2008
Exhibit B: Legal Opinions
Exhibit C: Form of Guaranty Agreement
Exhibit D: Form of Subsidiary Guarantee
Exhibit E: Form of Subordination Agreement
Exhibit F: Form of Sharing Agreement

                                THC SYSTEMS, INC.
                                   ONEIDA LTD.

                            2001 AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

                                                        Dated as of May 31, 2001


To the Purchasers Named
  in Schedule I Hereto

Ladies and Gentlemen:

         Each of THC SYSTEMS, INC. (formerly named Oneida Community China, Inc.), a New York corporation (the "Company") and ONEIDA LTD., a New York corporation (the "Guarantor"), agrees with you as follows:

1.   DESCRIPTION OF NOTES AND COMMITMENT

1.1. Amendment and Restatement of Agreement.

         This 2001 Amended and Restated Note Purchase Agreement (as the same may from time to time be amended, restated, modified or supplemented, the "Agreement") amends and restates in its entirety and is delivered in substitution for and replacement of the Amended and Restated Note Agreement dated as of November 15, 1996 (as the same may from time to time be amended, supplemented, restated or modified, the "Original Agreement") and the notes issued thereunder among the Company, the Guarantor and the Purchasers named therein pursuant to which $35,000,000 aggregate principal amount of the Company's Senior Notes due November 1, 2008 (the "Original 1996 Senior Notes") were issued and presently are outstanding. This Agreement shall not constitute a novation of the Original Agreement or all or any portion of the indebtedness evidenced thereby. References herein to a "Schedule", an "Annex" or an "Exhibit" are, unless otherwise specified, to a Schedule, an Annex or an Exhibit attached to this Agreement.

1.2  Description of Notes.

         In substitution for and replacement of the Original 1996 Senior Notes, the Company has authorized the issue of $35,000,000 aggregate principal amount of its Senior Secured Notes due May 31, 2005 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 10 of this Agreement). The Notes shall be substantially in the forms set out in Exhibit A, with such changes therefrom, if any, as may be approved by each of the Purchasers named therein and the Company.

         The Notes shall bear interest from such date of issuance at the rate of:

               (i) 7.49% per annum commencing May 1, 1997 up to and including September 11, 2000;

               (ii) 7.99% per annum commencing September 12, 2000 up to and including December 13, 2000;

               (iii) 8.49% per annum commencing December 14, 2000 up to and including April 27, 2001;

               (iv) 8.84% per annum from April 28, 2001 until the earlier of:

                    (a) the date or dates, as the case may be, of any increase in the Level in which case the rate of interest will increase on such date to an amount equal to the sum of the then existing interest rate plus the amount of such increase in the Level; or

                    (b) the date or dates, as the case may be, of a decrease in the Level in which case the rate of interest will decrease on such date to an amount equal to the then existing interest rate minus the amount of such decrease in the Level, provided that (i) in no event shall the interest rate fall below 7.49% and (ii) the Company and the Guarantor provide evidence to the Purchasers satisfactory to the Purchasers that: (1) the Lenders have not received further compensation in any form as a result of any such reduction in the Level, (2) the Consolidated Leverage Ratio is, as of the last day of the immediately preceding Fiscal Quarter, in compliance with Section 7.12 and (3) no Event of Default exists, or

                    (c) maturity; and

               (v) Notwithstanding the foregoing, if the amount of capital required to be maintained by the Noteholders in respect of the Notes is increased as a result of a Change in Capital (as defined below), the interest rate then in effect on the Notes shall be increased by 0.50% (50 basis points) effective as of the date on which such increase in required capital is effective. The Noteholders agree to notify the Company of such increase and the date on which such increase becomes effective, promptly after learning of such increase in required capital. As used herein, "Change in Capital" means any change after the date of this Agreement that increases the risk-based capital factor attributable to the Notes as mandated by the risk-based capital guidelines for life and health insurance companies in effect in the United States on the date of this Agreement.

         All such interest payments shall be payable quarterly on the first
(1st) day of November, February, May and August of each year commencing May 1, 1997, and at maturity, and shall bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its "prime rate" plus one percent (1%) or
(b) the sum of the rate of interest then in effect plus two percent (2%) per annum, after maturity of the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on May 31, 2005. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You are sometimes referred to herein as a "Purchaser" and, together with the other Purchaser, as the "Purchasers."

1.3  Subsidiary Guarantee and Security Documents.

         The Notes will be guaranteed by each Subsidiary Guarantor pursuant to a Subsidiary Guarantee. The Notes will be secured, pari passu, with all other Senior Secured Indebtedness pursuant to the Security Documents. In connection with the Subsidiary Guarantees and the Security Documents, the Lenders, the Noteholders and certain other lenders have entered into the Collateral Agency Agreement.

1.4  Commitment; Closing Date.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company has issued and sold to you, and you have purchased from the Company, Original Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

         Delivery of the Notes issued pursuant to this Agreement and any and all documents required pursuant to Section 4 hereof shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street,

Quaker Tower, Chicago, Illinois 60610, at 9:00 a.m., Chicago Time, on May 31, 2001, or at such later time or on such later date as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes will be delivered to you in fully registered form, issued in your name or in the name of your nominee.

2.   PREPAYMENT OF NOTES

2.1  Required Prepayments.

         (a) In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on November 1 in each year, $3,890,000 of the principal amount of the Notes or such lesser amount as would constitute payment in full on the Notes, commencing November 1, 2000 and ending November 1, 2004 inclusive, with the remaining principal payable on May 31, 2005. Notwithstanding the foregoing, a Pro Rata Amount of the Notes shall mature and become immediately due and payable on the date of an occurrence of a Bank Event. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. The Notes shall be prepaid in full, together with any interest accrued thereon, in the event that the Commitment is reduced to zero dollars ($0.00).

         (b) (i) In the event of a Change of Control, the Guarantor shall, immediately upon learning thereof, but in any event within five (5) days after the date of such Change of Control, give written notice to each holder of a Note and to the Company of the Change of Control, accompanied by a certificate of an authorized officer of the Guarantor describing in detail the nature of the Change of Control and containing an offer by the Company to prepay the Notes on the terms set forth in the following sentence (the "Change Notice"). Subject to clause (ii) of this paragraph (b), the Company shall prepay, on a date specified in such notice by the Company which shall be not less than forty five (45) or more than sixty (60) calendar days after the effective date of such Change in Control, the entire principal amount of the Notes held by each holder at the price set forth in Section 2.2(b).

              (ii) A holder of Notes may accept or reject the offer of the Company to prepay Notes made pursuant to clause (i) of this paragraph (b) by causing a notice of such acceptance or rejection to be delivered to the Company not more than thirty (30) calendar days following receipt of the Change Notice. A failure by a holder of Notes to respond to an offer to prepay made pursuant to clause (i) of this paragraph (b) shall be deemed to constitute an acceptance of such offer by such holder.

2.2  Optional Prepayments.

         (a) Upon notice as provided in Section 2.3, the Company may prepay the Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof at the price set forth in Section 2.2(b).

         (b) Each prepayment made pursuant to only Section 2.1(b) or paragraph
(a) of this Section 2.2 shall be at a price of (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds the interest rate payable on or in respect of the Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than the interest rate payable on or in respect of the Notes. The premium shall equal (x) the aggregate present value of the amount of principal being prepaid (taking into account the manner of application of such prepayment required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

         (c) Any prepayment pursuant to Section 2.2(a) or Section 7.15 of less than all of the Notes outstanding shall be applied, to reduce, pro rata, each of the prepayments and the final payment at maturity required by Section 2.1.

         (d) Except as provided in Section 2.1, this Section 2.2 and Section 7.15, the Notes shall not be prepayable in whole or in part.

2.3  Notice of Prepayments.

         The Company shall give notice of any prepayment of the Notes pursuant to Section 2.1(b), Section 2.2(a) or Section 7.15 to each holder of the Notes not less than thirty (30) days nor more than sixty (60) days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the date as of which the premium, if any, will be calculated and (iv) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice.

         The Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the prepayment date, of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such premium.

2.4  Surrender of Notes on Prepayment or Exchange.

         Subject to Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall, at the written request of the Company, be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

2.5  Direct Payment.

         Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Noteholder by wire transfer of immediately available federal funds to such account as you or such subsequent Noteholder has designated in
Schedule I, or as you or such subsequent Noteholder may otherwise designate by written notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, at the written request of the Company, be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, premium, if any, and/or interest. You and any subsequent Noteholder to which this Section
2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid.

2.6  Allocation of Payments.

         If less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

2.7  Payments Due on Saturdays, Sundays and Holidays.

         In any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is not a Business Day, then such payment, prepayment or exchange need not be made on such date but may be made on the next preceding Business Day, with the same force and effect as if made on the due date.

3.   REPRESENTATIONS

3.1  Representations of the Company and the Guarantor.

         As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, each of the Company and the Guarantor represents and warrants to you as follows:

          (a) Corporate Organization and Authority. Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own and operate its Properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform this Agreement and the Security Documents and to issue the Notes as contemplated in this Agreement. Each of the Subsidiary Guarantors has the corporate power to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof and to execute and deliver the Security Documents to which each is a party and to perform the provisions thereof.

          (b) Qualification to Do Business. Each of the Company and the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (c) Subsidiaries. The Guarantor has no Subsidiaries, except those listed in Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Guarantor and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Each Subsidiary has full corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary Guarantor has all requisite corporate power and authority to issue its Subsidiary Guarantee and to execute the Subordination Agreement. The Guarantor or each Subsidiary has good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, as the case may be, free and clear in each case of any Lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable.

          (d) Financial Statements. The audited consolidated balance sheets of the Guarantor and its Subsidiaries as of January 27, 2001 and the related audited consolidated statements of income, stockholders' equity and cash flows for the year ended January 27, 2001, accompanied by the report and unqualified opinion of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with GAAP (except as otherwise noted therein) and present fairly the consolidated financial condition and consolidated results of operations and cash flows of the Guarantor and its Subsidiaries for and as of the end of each of such year.

          (e) No Contingent Liabilities or Adverse Changes. Neither the Guarantor nor any of its Subsidiaries has any contingent liabilities which are material to the Guarantor and its Subsidiaries taken as a whole other than as indicated on the financial statements described in the foregoing paragraph (d) of this Section 3.1, and since January 27, 2001, there have been no material adverse changes in the condition, financial or otherwise, of the Guarantor and its Subsidiaries except those occurring in the ordinary course of business.

          (f) No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or threatened against or affecting the Guarantor or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might result, either individually or in the aggregate, in any material adverse change in the business, Properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole on the Company's ability to perform its obligations under this Agreement, any Security Document or the Notes, or on any Subsidiary Guarantor's ability to perform its obligations under any Security Document to which it is a party.

          (g) Compliance with Law.


          (i) Neither the Guarantor nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might have a material adverse effect on the business, Properties, operations, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, on the Guarantor's ability to perform its obligations under this Agreement, any Security Document or the Notes, or on any Subsidiary Guarantor's ability to perform its obligations under or any Security Document to which it is a party.

          (ii) Neither the Guarantor nor any Subsidiary nor any Affiliate is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

          (h) Pension Reform Act of 1974. Based upon the representations of the Purchasers set forth in Section 3.2, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a favorable determination letter with respect to each "employee pension benefit plan," as defined in Section 3 of ERISA, established, maintained or contributed to by the Guarantor or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) (a "Plan") that the same is qualified under
          Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under
          Section 501(a) of the Code. All Plans of the Guarantor or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Guarantor or any Subsidiary no "multi-employer plans," as defined in the Multi-employer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Guarantor or any
          Subsidiary: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by
          Section 4975 of the Code.

          (i) Title to Properties. The Guarantor and each Subsidiary has (i) good title in fee simple or its equivalent under applicable law to all the real Property owned by it and (ii) good title to all other Property owned by it, in each case free from all Liens except (x) those securing Indebtedness of the Guarantor or a Subsidiary, which are listed in the attached Annex II and (y) other Liens that would be permitted pursuant to Section 7.2.

          (j) Leases. The Guarantor and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Guarantor or such Subsidiary is a lessee or is operating. None of such leases contains any provision that might materially and adversely affect the operation or use of the Property so leased. All of such leases are valid and subsisting and neither the Guarantor nor any Subsidiary is in default with respect to any such leases which are material to the business, Properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

          (k) Franchises, Patents, Trademarks and Other Rights. The Guarantor and each Subsidiary have all franchises, permits, licenses and other authority necessary to carry on their businesses as now being conducted and as proposed to be conducted, and none is in default under any of such franchises, permits, licenses or other authority which are material to their respective businesses, Properties, operations or condition, financial or otherwise. The Guarantor and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in their respective businesses, Properties, operations or condition, financial or otherwise.

          (l) Authorization.


          (i) The Agreement, the Security Documents and the Notes have been duly authorized by all necessary corporate action on the part of the Guarantor, have been duly executed and delivered by an authorized officer of the Guarantor and constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Guarantor with all of the provisions of this Agreement, the Security Documents and the Notes (i) are within the corporate powers of the Guarantor, (ii) have been duly authorized by proper corporate action, (iii) are legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any Property of the Guarantor or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Guarantor or any Subsidiary is a party or by which any of them or their Property may be bound.

          (ii) Each of the Subsidiary Guarantees and the Security Documents to which any Subsidiary Guarantor is a party have been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor, have been duly executed and delivered by an authorized officer of such Subsidiary Guarantor and constitute the legal, valid and binding obligations of such Subsidiary Guarantor, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law.

          (m) No Defaults. The execution, delivery and performance by the Company and the Guarantor of this Agreement, the 1992 Note Agreement, the Notes and the Security Documents and the execution, delivery and performance by each Subsidiary Guarantor of each Subsidiary Guarantee and the Security Documents to which such Subsidiary Guarantor is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument the violation of which would result in a cross-default pursuant to the terms hereof to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

          (n) Governmental Consent. Neither the nature of the Guarantor or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Guarantor or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or the Guarantor in connection with the execution and delivery of this Agreement, any Security Document or the issue or delivery of the Notes, or in connection with the execution and delivery by each Subsidiary Guarantors of its Subsidiary Guarantees or any Security Document to which it is a party.

          (o) Taxes. All tax returns required to be filed by the Guarantor or any Subsidiary in any jurisdiction have been filed or appropriate extensions have been filed with respect thereto, and all taxes, assessments, fees and other governmental charges upon the Guarantor or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or are being contested in good faith by appropriate proceedings. The Guarantor does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The federal income tax liability of the Guarantor and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended January 31, 1998, and no material controversy in respect of additional taxes due since such date is pending or to the Guarantor's knowledge threatened. The provisions for taxes on the books of the Guarantor and each Subsidiary are adequate for all open years and for the current fiscal period.

          (p) Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) Private Offering. Neither the Guarantor, the Company nor Manufacturers Hanover Securities Corporation (the only Person authorized or employed by the Company or the Guarantor as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company or the Guarantor) has offered any of the Notes or any similar security of the Company or the Guarantor for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 35 institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor the Guarantor nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

          (r) Effect of Other Instruments. Neither the Guarantor nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, the Guarantor's ability to perform its obligations under this Agreement, the Security Documents or the Notes, or any Subsidiary Guarantor's ability to perform its obligations under its Subsidiary Guarantee or under any Security Document to which it is a party.

          (s) Use of Proceeds. The Company has applied the proceeds from the sale of the Notes to reduce the outstanding balance of bank Indebtedness in the approximate amount of $35,000,000 incurred to finance plant modernization. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Guarantor nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

          (t) Condition of Property. All of the facilities of the Guarantor and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the business, properties, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

          (u) Books and Records. The Guarantor and each of its Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with GAAP.

          (v) Full Disclosure. Neither the Confidential Information Memorandum dated as of May 18, 2000 which has heretofore been delivered to you, the financial statements referred to in paragraph (d) of this Section 3.1, the Perfection Certificate dated as of April 27, 2001 delivered to the Lenders in connection with the execution and delivery of the Credit Agreement, nor this Agreement, nor any other statement or document furnished by the Company or the Guarantor to you in connection with the negotiation of the sale of the Original 1996 Senior Notes, the issue of the Notes and in connection with the negotiation of this Agreement, nor any document executed or delivered in connection therewith, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, with reasonable diligence would be known, by the Guarantor or the Company which the Guarantor or the Company has not disclosed to you in writing which has a Material Adverse Effect on or, so far as the Guarantor or the Company can now foresee, will have a Material Adverse Effect on the business, property, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, the ability of the Company to perform its undertakings under and in respect of this Agreement, the Security Documents and the Notes, or any Subsidiary Guarantor's ability to perform its undertakings under and in respect of its Subsidiary Guarantee or any Security Document to which it is a party.

          (w) Environmental Compliance. The Guarantor and each Subsidiary (i) is in compliance in all material respects with all applicable environmental, transportation, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C.'SS''SS'6901 et seq., and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. The Guarantor and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

3.2  Representations of the Purchasers.

         (a) As an inducement to, and as part of the Company's consideration for the sale of the Original 1996 Senior Notes pursuant to the Original Agreement and for the issue of the Notes pursuant to this Agreement, each of you represents, respectively, and in entering into this Agreement the Company understands, that (i) you are an Institutional Holder, (ii) you are acquiring Notes for the purpose of investment and for your own account and not with a view to the distribution thereof; provided that the disposition of your Property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act or the laws of any state and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

         (b) Each of you further represents that either: (i) no part of the funds used by you to purchase the Notes constituted assets allocated to any separate account maintained by you; or (ii) no part of the funds used by you to purchase the Notes constituted assets allocated to any separate account maintained by you such that the application of such funds will constitute a prohibited transaction under Section 406 of ERISA; or (iii) all or a part of such funds constituted assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts as of the date of such purchase and the Company has advised you in writing that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by you as aforesaid (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used herein, the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plan" have the meanings assigned to them in ERISA.

4.   CLOSING CONDITIONS

         Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by each of the Company and the Guarantor of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

4.1  Representations and Warranties.

         The representations and warranties of the Guarantor and the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date, and each of the Company and the Guarantor shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer the Company and the Guarantor, respectively.

4.2  Legal Opinions.

         You shall have received from Catherine H. Suttmeier, Vice President, General Counsel and Secretary to the Company and the Guarantor, and from Shearman & Sterling, special counsel for the Company, the Guarantor and the Subsidiary Guarantors, their respective opinions, dated as of such Closing Date, in connection with transactions contemplated herein, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibit B.

4.3  Events of Default.

         No event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, or with notice or lapse of time or both would become such an Event of Default, and each of the Company and the Guarantor shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company and the Guarantor, respectively.

4.4  Payment of Fees and Expenses.

         The Company shall have paid all reasonable fees, expenses, costs and charges, including the fees and expenses of your special counsel, incurred by you through the date hereof and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes (including any amendments, renewals, supplements or replacements thereto).

4.5  Legality of Investment.

         Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation.

4.6  Private Placement Number.

         A private placement number shall have been obtained from Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

4.7  Issue of All Notes.

         Contemporaneously with the issue of the Notes to you, the Company will complete and close the issue of Notes being acquired by each of the Purchasers set forth in Schedule I hereto.

4.8  Proceedings and Documents.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such transactions or necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

4.9  Amendment Fee.

         The Company shall have paid to the Noteholders an amendment fee equal to 0.25% of the principal amount of the Notes on the effective date of this Agreement. Such fee shall be deemed fully earned and nonrefundable when paid.

4.10 Credit Agreement.

         The Company shall have delivered to you a correct, complete and executed copy of the Credit Agreement and, simultaneously with the execution of this Agreement, a correct, complete and executed copy of Amendment No. 1 to the Credit Agreement dated as of May __, 2001.

4.11 Exchange of Notes.

         On the Closing Date, the Company shall deliver to each Purchaser the Notes to be received by such Purchaser as specified in Schedule I in exchange for any original Notes held by such Purchaser.

5.   INTERPRETATION OF AGREEMENT

5.1  Certain Terms Defined.

         The terms hereinafter set forth when used in this Agreement shall have the following meanings:

         1992 Note Agreement - means that certain Amended and Restated Note Agreement Dated as of January 1, 1992 by and among THC Systems, Inc., the Guarantor and the Purchasers which are signatories thereto, as such agreement may be amended, restated, modified or supplemented from time to time.

         Affiliate - means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Person specified.

         Administrative Agent - means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders under the terms and provisions of the Credit Agreement.

         Agreement - has the meaning as defined in Section 1.1.

         Applicable Margin - means for any day, with respect to any Loans, the Applicable Margin (expressed in terms of basis points (bps)) as determined according to the applicable level ("Level") as indicated by the following grid, as set forth in the Credit Agreement as in effect on April 27, 2001 (as such Level may change as described in Section 7.21 hereof), with such Level to be determined on the basis of the Consolidated Leverage Ratio of the Guarantor and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Company as reflected on the financial statements for such Fiscal Quarter delivered by the Company and the Guarantor pursuant to Section 6.1:

----------------------------------------------------------------------------------------------------------------------
                                   Level 1     Level 2     Level 3     Level 4     Level 5      Level 6     Level 7
----------------------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio       <= 2.50      <= 2.75     <= 3.00     <= 3.25     <= 3.50     <= 4.00      > 4.00
----------------------------------------------------------------------------------------------------------------------
Eurodollar Margin (bps)            150.0        175.0       200.0       250.0       300.0       320.0       335.0
----------------------------------------------------------------------------------------------------------------------

provided that (i) during the period from April 27, 2001 through and including the date on which the Company and the Guarantor deliver the financial statements under Section 6.1 for the Fiscal Quarter ending April 28, 2001, the applicable margin shall be based on Level 7, and (ii) if the Company or the Guarantor shall have failed to deliver the financial statements required by Section 6.1 when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 8.1 hereof, the Applicable Margin shall immediately be adjusted to Level 7 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in the Applicable Margin shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to Section 6.1 subject to the proviso set forth in the preceding sentence.

         Bank Event - means any reduction in the principal amount of the Commitment.

         Business Day - means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York; Los Angeles, California; or Chicago, Illinois are required or authorized to be closed.

         Capitalized Lease Obligations - means the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         Capital Stock - means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, regardless of type, class, preference or designation, and any and all equivalent ownership interests in a Person other than a corporation, including membership interests, partnership interests, or other equity interests, and any and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         Change in Capital - has the meaning as set forth in Section 1.2 hereof.

         Change of Control - means the occurrence of any one or more of the following:

         (a) any Person (other than an Executive Officer) or a group of Persons (other than a group of Persons consisting solely of Executive Officers) shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of securities representing 20% or more of the combined voting power of the Guarantor's Voting Stock, determined on the date prior to the date of such purchase or acquisition (or, if there is more than one transaction, the date of the last such purchase or acquisition);

         (b) the Guarantor shall convey, transfer, lease or otherwise dispose of all or substantially all Consolidated Total Assets to any Person (other than a Majority-Owned Subsidiary);

         (c) there shall occur, in any consecutive twenty-four month period, a replacement of or change in a majority of the members of the Board of Directors of the Guarantor, and such replacement shall not have been initiated by the Board of Directors which is incumbent at the time of commencement of such twenty-four month period;

         (d) the Guarantor shall merge or consolidate into any other corporation other than into a Majority-Owned Subsidiary (and the Company shall not be the surviving corporation) in a transaction in which more than 20% of the voting power of the Guarantor's Voting Stock (determined on the date prior to the date of the consummation of such transaction) is exchanged;

         (e) the Guarantor or any Subsidiary shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of Voting Stock of the Guarantor, if, after giving effect to such purchase or acquisition, the Guarantor (together with all Subsidiaries) shall have acquired, during any period of twelve consecutive months, beneficial ownership of an aggregate of 30% or more of the Voting Stock of the Guarantor outstanding on the date immediately prior to the last such purchase or acquisition during such period (or, if there is more than one transaction, the date of the last such purchase or acquisition); or

         (f) the Guarantor shall make a distribution of cash, securities or other properties (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including with respect to increases in dividends, and other than Common Stock or rights to acquire Common Stock) to holders of capital stock (including by means of dividend, reclassification, recapitalization or otherwise) which, together with all other such distributions during the 365-day period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Voting Stock of the Guarantor outstanding on the date immediately prior to such distribution.

         Closing Date - has the meaning as defined in Section 1.4.

         Code - has the meaning as defined in Section 3.1(h).

         Collateral - means the assets, properties and rights of the Guarantor and each Loan Party, whether now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         Collateral Agent - means The Chase Manhattan Bank or any successor Collateral Agent appointed by the parties to the Collateral Agency Agreement.

         Collateral Agency Agreement - means that certain Collateral Agency and Intercreditor Agreement dated April 27, 2001 among the Lenders and certain other senior creditors of the Guarantor, as the same may be amended, supplemented or modified from time to time.

         Commitment - means, with respect to the Credit Agreement, the commitment to lend thereunder in an amount equal to $275,000,000.

         Consolidated EBITDA - means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, all as determined on a consolidated basis; provided that (y) in determining Consolidated EBITDA of the Guarantor and its Subsidiaries (i) for any period that includes the Fiscal Quarter ending October 30, 1999, there shall also be added to Consolidated Net Income the sum of $8,500,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, (ii) for any period that includes the Fiscal Quarter ending July 29, 2000, there shall be added to Consolidated Net Income the sum of $32,000,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, and (iii) for any period that includes the Fiscal Quarter ending October 28, 2000, there may be added to Consolidated Net Income pre-tax extraordinary and non-recurring restructuring charges incurred in such quarter in an amount not to exceed $7,000,000, and (z) for purposes of calculating Consolidated EBITDA of the Guarantor and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Guarantor or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as of the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the holders of the Notes and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the holders of the Notes. Notwithstanding the foregoing, (i) whenever the Consolidated EBITDA of Viners of Sheffield Limited is included on a pro forma basis for any period which includes its fiscal quarter ended April 20, 2000, there shall be excluded a $1,800,000 pre-tax non-recurring employee bonus incurred in such quarter, and (ii) whenever the Consolidated EBITDA of Delco International Ltd. is included on a pro forma basis for any period which includes its fiscal quarter ended July 31, 2000, there shall be excluded $3,000,000 in pre-tax non-recurring employee bonus and employee compensation charges incurred in such quarter.

         Consolidated Interest Coverage Ratio - means, as of the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         Consolidated Interest Expense - means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Guarantor and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Guarantor and its Subsidiaries, as determined in accordance with GAAP.

         Consolidated Leverage Ratio - means, as of the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for such period.

         Consolidated Net Income - means, for any period, the gross revenues of the Guarantor and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

         (a) (i) any gains or losses on the sale or other disposition of Investments and (ii) any gains or losses on the sale or other disposition of plant, Property and equipment which gains or losses exceed, in the aggregate, $100,000 during any Fiscal Year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b) the proceeds of any life insurance policy;

         (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

         (d) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Guarantor or any Subsidiary, realized by such Person prior to the date of such acquisition, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

         (e) net earnings and losses of any Person (other than a Subsidiary) with which the Guarantor or a Subsidiary shall have consolidated or which shall have merged into or with the Guarantor or a Subsidiary prior to the date of such consolidation or merger, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

         (f) net earnings of any Person (other than a Subsidiary) in which the Guarantor or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Guarantor or such Subsidiary in the form of cash distributions or readily marketable securities;

         (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Guarantor or any other Subsidiary;

         (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

         (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

         (j) any gain arising from the acquisition of any securities of the Guarantor or any Subsidiary;

         (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive Fiscal Quarters immediately following the end of such fiscal period; and

         (l) any other extraordinary or non-recurring income or gain.

         Consolidated Net Worth - means, at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Guarantor and its Subsidiaries under stockholders' equity at such date.

         Consolidated Total Assets - means the consolidated total assets of the Guarantor and its Subsidiaries determined in accordance with GAAP.

         Consolidated Total Debt - means, as of the date of determination, the aggregate principal amount of all Indebtedness of the Guarantor and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         Credit Agreement - means that certain Amended and Restated Credit Agreement dated as of April 27, 2001, among the Guarantor, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Banc of America Securities, LLC, as Syndication Agent, Fleet National Bank, as Documentation Agent, HSBC Bank, USA, as Senior Managing Agent, Chase Securities Inc., as Arranger, and the banks signatory to such agreement, as such agreement may be from time to time amended. The term "Credit Agreement" shall also include replacement or additional credit agreements entered into by the Guarantor or any Subsidiary with banks or other institutional lenders.

         Default - means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         Deposit Accounts - means a demand, time, savings, passbook or other deposit account maintained with a bank, savings and loan association, credit union or other financial institution, or a branch of any the foregoing.

         Determination Date - means the day two (2) Business Days prior to the date fixed for a prepayment pursuant to a notice required by Sections 2.2(b) or
2.3 or the day two (2) Business Days prior to the date of declaration pursuant to Section 8.2.

         ERISA - has the meaning as defined in Section 3.1(h).

         Event of Default - has the meaning as defined in Section 8.1.

         Exchange Act - means the Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         Executive Officers - means the Persons listed as "executive officers" in the most recent Form 10-K of the Guarantor filed pursuant to the Exchange Act.

         Fiscal Quarter or Fiscal Year - means the fiscal quarter or fiscal year of the Guarantor.

         GAAP - means generally accepted accounting principles in the United States of America, consistently applied.

         Governmental Authority - means:

               (a)  the government of

                    (i) the United States of America or any State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of the Guarantor or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         Guaranties - means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such

Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         Hedging Agreement - means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         Indebtedness - means (i) all items of borrowed money (including, without limitation, Capital Lease Obligations and the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business), which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, (ii) all Guaranties (other than Guaranties of Indebtedness of the Guarantor by a Subsidiary Guarantor in accordance with Section 7.1(d) or of a Subsidiary Guarantor by the Guarantor in accordance with Section 7.1(d)), letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons; and (iii) all items of borrowed money secured by any mortgage, pledge or Lien existing on Property owned subject to such mortgage, pledge, or Lien, whether or not the borrowed money secured thereby shall have been assumed by the Guarantor or any Subsidiary. Indebtedness of the Guarantor and its Subsidiaries as of November 26, 1996 is set forth in Annex II hereto.

         Institutional Holder - means any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a Noteholder.

         Investments - means all investments made, in cash or by delivery of Property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business.

         Lenders - means the lenders to the Guarantor pursuant to the terms and conditions of the Credit Agreement.

         Level - has the meaning ascribed to such term in the definition of Applicable Margin set forth herein.

         Lien - means any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing, and in the case of securities other than those of Schott Zwiesel Glaswerke, AG, any purchase, option, call or similar right of a third party with respect to such securities.

         Loan or Loans - means a loan or the loans made by the Lenders to the Guarantor pursuant to the terms and conditions of the Credit Agreement.

         Loan Party - means the Guarantor and each Material Domestic Subsidiary of the Guarantor which is a party to a Transaction Document, and any other Person which guaranties, or grants a Lien on any of its assets to secure, the obligations under this Agreement, the 1992 Note Agreement, the Credit Agreement or any of the other Transaction Documents.

         Long-Term Lease - means any lease of real or personal Property (other than a Capital Lease Obligation) having an original term of more than three years, including any period for which the lease may be renewed at the option of the lessor, whether or not theretofore renewed.

         Majority-Owned - means, when applied to a Subsidiary, any Subsidiary 80% of the Voting Stock of which is owned by the Guarantor and/or its Majority-Owned Subsidiaries.

         Material Adverse Effect - means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Noteholders under this Agreement.

         Material Domestic Subsidiary - means any Subsidiary which is incorporated in the United States of America, any State thereof, or the District of Columbia, and whose assets, as of the end of the most recent Fiscal Quarter, account for five percent (5%) or more of the total assets of the Company and its Subsidiaries, taken as a whole, determined in accordance with GAAP.

         Material Foreign Subsidiary - means any Subsidiary which is incorporated in an jurisdiction other than the United States of America, any State thereof, or the District of Columbia, and whose assets, as of the end of the most recent Fiscal Quarter, account for five percent (5%) or more of the total assets of the Company and its Subsidiaries, taken as a whole, determined in accordance with GAAP.

         Noteholder - means any holder of a Note.

         Notes - has the meaning as defined in Section 1.1.

         PBGC - has the meaning as defined in Section 3.1(h).

         Permitted Investments - means:

                    (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                    (b) Investments in commercial paper maturing within two hundred and seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                    (c) Investments in certificates of deposit, banker's acceptances and time deposits maturing within one hundred and eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                    (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                    (e) Hedging Agreements permitted by the terms of this Agreement and the Credit Agreement;

                    (f) Investments arising in connection with the bankruptcy or reorganization of a customer or supplier in settlement of delinquent obligations owed by such customer or supplier and not exceeding the amount of such obligations owed;

                    (g) loans or advances made in the ordinary course of business to officers or directors of the Guarantor or any Subsidiary not exceeding $200,000 in the aggregate outstanding at any time;

                    (h) Investments in Subsidiary Guarantors;

                    (i) Investments made in the ordinary course of business in Property and assets to be used in the ordinary course of business of the Guarantor and its Subsidiaries;

                    (j) Investments in tax-exempt municipal bonds maturing not more than one year from the date of issue and which bear at least a MIG-1 rating; and

                    (k) Guaranties by the Guarantor of Long-Term Leases of Majority-Owned Subsidiaries.

         Person - means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan - has the meaning as defined in Section 3.1(h).

         Pledge Agreement - means the Pledge Agreement dated April 27, 2001 executed by the Guarantor and each Subsidiary Guarantor substantially in the form of Exhibit F attached to the Credit Agreement, as the same may be amended, supplemented, or otherwise modified from time to time.

         Pro Rata Amount - means, in connection with Section 2.1 hereof, the percentage amount of any reduction in the Commitment, such percentage to constitute the percentage of the aggregate principal amount of Notes then outstanding to be prepaid pursuant to Section 2.1 hereof.

         Property or Properties - means any real or personal or tangible or intangible asset.

         Reinvestment Yield - means the sum of (i) the yield set forth on page "USD" of the Bloomberg Financial Markets Service at 11:00 a.m., Central Time on the Determination Date opposite the maturity of the U.S. Treasury Security corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid, plus (ii) .50 of 1% with respect to Notes to be prepaid pursuant to Section 2.2(a) or (b) or Notes the payment of which has been accelerated with premium pursuant to Section 8.2. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

         Rentals - means, as of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Guarantor or a Subsidiary, as lessee or sublessee under a lease of real or personal Property, but exclusive of any amounts required to be paid by the Guarantor or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         Securities Act - means the Securities Act of 1933, as amended, and as it may be further amended from time to time.

         Security Agreement - means that certain Security Agreement dated as of April 27, 2001 executed by the Guarantor and each Subsidiary Guarantor substantially in the form attached hereto as Exhibit C, as the same may be amended, supplemented, or otherwise modified from time to time.

         Security Documents - means, collectively, the Security Agreement, Pledge Agreement, and all financing statements, collateral assignments and other security documents delivered to the Collateral Agent granting or purporting to grant a Lien on any assets to secure the obligations of the Guarantor or any Loan Party under the Credit Agreement, this Agreement, the 1992 Note Agreement or any of the Transaction Documents.

         Senior Secured Indebtedness - means indebtedness or obligations of the Guarantor and its Subsidiaries which are secured by the Liens created by the Security Documents, including, without limitation, (i) Indebtedness under this Agreement, the 1992 Note Agreement and the Credit Agreement and (ii) obligations under Hedging Agreements to which any Lender is a party.

         Subordinated Debt - means all Indebtedness of the Guarantor or its Subsidiaries subordinated in right of payment to Indebtedness arising under this Agreement or the 1992 Note Agreement by written terms or agreement in form and substance satisfactory to the Lenders and the Noteholders.

         Subsidiary - means any corporation of which more than 50% of the outstanding shares of Voting Stock are owned or controlled by the Guarantor or one or more Subsidiaries.

         Subsidiary Guarantees - means those certain Amended and Restated Subsidiary Guarantee Agreements substantially in the form attached as Exhibit E hereto executed by each Subsidiary Guarantor, as the same may be amended, supplemented, or otherwise modified from time to time.

         Subsidiary Guarantors - means each of Buffalo China, Inc., Encore Promotions, Inc., THC Systems, Inc. (formerly known as Oneida Community China, Inc.), Sakura, Inc. (formerly known as Oneida Community China, Inc.), Delco International Ltd., and each Subsidiary created or acquired after January 19, 1996, which becomes a "Guarantor" as such term is defined in the Credit Agreement or which is required to issue a Subsidiary Guarantee pursuant to
Section 7.18.

         Subsidiary Subordination Agreement - means that certain Amended and Restated Subsidiary Subordination Agreement substantially in the form attached as Exhibit D hereto executed by each Subsidiary Guarantor, as the same may be amended, supplemented, or otherwise modified from time to time.

         Tableware Business - means the business of (a) designing, manufacturing, licensing, importing, selling, marketing, distributing or otherwise dealing in tableware, kitchenware, and giftware, including but not limited to, dinnerware, flatware, hollowware, giftware, glassware, crystal, stemware, cutlery, cookware, table linens, kitchen, table or bar utensils and gadgets, and minor kitchen appliances and equipment, and (b) licensing the Guarantor's name for use on toys.

         Transaction Documents - means, collectively, this Agreement, the 1992 Note Agreement, the Credit Agreement, any promissory note delivered to a Lender evidencing the Loans, the Subsidiary Guarantees, the Subsidiary Subordination Agreements, the Security Documents, any agreement between the Guarantor and the Collateral Agent or the Administrative Agent with respect to the payment of fees, any Hedging Agreement entered into with a Lender or an Affiliate of the Lender, the Chase Working Capital Facility, as such term is defined in the Security Agreement, the Scotiabank Metal Line, as such term is defined in the Security Agreement, the LC's, as such term is defined in the Security Agreement, and each other document, agreement or instrument delivered pursuant to the terms of any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time.

         Voting Stock - means the capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

         Weighted Average Life to Maturity - means, as applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing
(a) the then outstanding principal amount of the Notes to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         Wholly-Owned Subsidiary - means, when applied to a Subsidiary, any Subsidiary 100% of the Voting Stock of which is owned by the Guarantor or its Wholly-Owned Subsidiaries.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

5.2  Accounting Principles.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Noteholders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Noteholders notifies the Company that the Noteholders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

5.3  Valuation Principles.

         Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value", for purposes herein, with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with GAAP, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP, should have been set aside with respect thereto, without giving effect to any write-up, write-down or write-off, relating thereto which was made after the date of this Agreement.

5.4  Direct or Indirect Actions.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

5.5  Property.

         Wherever the word "property" is used in this Agreement, the lower case "p" is changed to the upper case "P".

5.6 Officers.

                  Wherever the phrase "chief financial officer" or "chief accounting officer" is used, the phrase "or Senior Vice President, Finance, Treasurer or Controller" shall be added.

6. AFFIRMATIVE COVENANTS

                  Each of the Company and the Guarantor agrees that, for so long as any amount remains unpaid on any Note:

6.1 Financial and Business Information and Reports.

                  The Company and the Guarantor will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request), the following:

                  (a) As soon as available and in any event within forty five
                  (45) days after the end of each Fiscal Quarter of the Guarantor (including the forth Fiscal Quarter), a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and for the then-elapsed portion of the Fiscal Year, and related consolidated statements of earnings and cash flows of the Guarantor and its Subsidiaries for such Fiscal Quarter, setting forth in comparative form the corresponding consolidated figures as of and for the corresponding period or periods then ended of the previous Fiscal Year, all in reasonable detail prepared in accordance with GAAP (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Guarantor's independent certified public accountants) and certified by the chief financial officer or chief accounting officer or Senior Vice President, Finance of the Guarantor (i) outlining the basis of presentation, and (ii) stating that the information presented in such financial statements presents fairly the financial condition of the Guarantor and its Subsidiaries and the results of operations of the Guarantor and its Subsidiaries on a consolidated basis, subject to customary year-end audit adjustments; provided that so long as the Guarantor shall file a quarterly report on Form 10-Q or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (a), the requirements of this paragraph (a) shall be satisfied by forwarding Form 10-Q to the holder of the Notes within such 45-day period;

                  (b) As soon as available and in any event within ninety (90) days after the last day of each Fiscal Year an audited consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form figures for the preceding Fiscal Year, all in reasonable detail, prepared in accordance with GAAP (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report of PricewaterhouseCoopers LLP, or any firm of independent public accountants of recognized national standing selected by the Guarantor, (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition and results of operations of the Guarantor and its Subsidiaries on a consolidated basis; provided that so long as the Guarantor shall file an annual report on Form 10-K or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (b), the requirements of this paragraph (b) shall be satisfied by forwarding Form 10-K to the holder of the Notes within such 90-day period;

                  (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.1, a certificate of the chief financial officer or chief accounting officer or Senior Vice President, Finance of each of the Guarantor and the Company, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that as of the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company and the Guarantor, respectively, is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement or, in the case of the Guarantor, this Agreement or the Guaranty Agreement, and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such default, event or Event of Default, such signor shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company or the Guarantor has taken or proposes to take with respect thereto, (ii) stating whether the Guarantor is in compliance with Sections 7.1 through 7.20 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Guarantor was in compliance with the requirements of such Sections 7.1 through 7.20 during the periods covered by the financial reports then being furnished and as of the end of such periods and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.1(d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.1, a certificate of the independent certified public accountants (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that holders of the Notes may rely on their opinion on such financial statements;

                  (e) Within fifteen (15) days after the Guarantor obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Guarantor or any Subsidiary in which the damages sought exceed Five Million Dollars ($5,000,000) or which might otherwise materially adversely affect the business, Property, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole;

                  (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Guarantor shall furnish to its stockholders; copies of all press releases; copies of each registration statement and periodic report which the Guarantor may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; copies of each report relating to the Guarantor or its securities which the Guarantor may file with any securities exchange on which any of the Guarantor's securities may be registered; copies of any orders in any material proceedings to which the Guarantor or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Guarantor or any of its Subsidiaries; and, except at such times as the Guarantor is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

                  (g) As soon as available, a copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants retained by the Guarantor or any Subsidiary in connection with any interim or special audit made by them of the books of the Guarantor or any Subsidiary;

                  (h) On or before the commencement of each Fiscal Year of the Guarantor, a copy of the budget of the Guarantor and its Subsidiaries for such Fiscal Year;

                  (i) (1) promptly, and in any event within five (5) days after an Executive Officer becoming aware of the Guarantor's breach of a covenant, default or event of default under the Credit Agreement, a written notice setting forth the nature of such breach and the action, if any, that the Guarantor proposes to take or has taken with respect thereto and any responses received by the Guarantor from the Lenders with respect to such breach; and (2) promptly, and in any event within the applicable time period specified in the Credit Agreement, all information, notices, certificates and other documents required to be delivered by the Guarantor to the Lenders pursuant to such Credit Agreement;

                  (j) Immediately upon any increase or reduction in the Commitment, a written notice setting foth such increase or reduction in the Commitment and copies of any documents given to the Lenders or executed in connection with such increase or reduction in the Commitment;

                  (k) Promptly after becoming known to an Executive Officer written notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Guarantor or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (l) Promptly written notice of any amendment to or other modification of or replacement of the Credit Agreement and copies of such amendment or modification or replacement documentation;

                  (m) Promptly, and in any event within five (5) days, written notice of (a) any increase or decrease in the Level from that which is in effect on May __, 2001, (b) any other compensation requested by the Collateral Agent or the Lenders and (c) any change by the Guarantor from "Eurodollar" (as defined in the Credit Agreement) pricing to "ABR" (as defined in the Credit Agreement) pricing under the terms of the Credit Agreement when such "ABR" pricing remains in effect for more than ten
                  (10) consecutive Business Days with respect to any borrowing under the terms of the Credit Agreement of more than Ten Million Dollars ($10,000,000); and

                  (n) Promptly following receipt of any request therefor, such additional information concerning the Guarantor and its Subsidiaries or compliance with the terms of this Agreement.

6.2 ERISA.

                  (a) The Guarantor agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Guarantor or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

                  (b) The Guarantor will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                           (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in
                           Section 406 of ERISA;

                           (ii) incur any "accumulated funding deficiency" as such term is defined in Section 412 of the Code or
                           Section 302 of ERISA, whether or not waived; or

                           (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the Property of the Guarantor or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Guarantor;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Guarantor or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, Property, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

                  (a) Upon the request of you or any other Institutional Holder, the Guarantor will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than thirty (30) days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

                  (b) Promptly upon the occurrence thereof, the Guarantor will give you and each other Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by the Guarantor, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Guarantor, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Guarantor or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Guarantor or any of its Subsidiaries.

6.3 Corporate Existence.

                  The Guarantor will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges, licenses, permits and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Sections 7.3 or 7.4.

6.4 Payment of Obligations.

                  The Guarantor will, and will cause each of its Subsidiaries to, pay its obligations that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.5 Maintenance of Properties.

                  The Guarantor will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

6.6 Insurance.

                  The Guarantor will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Guarantor also will maintain for itself and its Subsidiaries at all times with financially sound and reputable insurers adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Guarantor and its

Subsidiaries. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of A-XII or better by A.M. Best Company, Inc. A summary of insurance presently in force is contained in the attached Annex IV.

6.7 Maintenance of Records.

                  The Guarantor will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Guarantor or such Subsidiary, in accordance with GAAP (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Guarantor will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

6.8 Inspection of Properties and Records; Confidentiality.

                  The Guarantor will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, at your expense, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Guarantor authorizes such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder may reasonably request. So long as an Event of Default or an event which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred and is continuing, the Guarantor agrees to pay the costs of any inspections made pursuant to this Section 6.8. Each Noteholder covenants and agrees to treat as confidential all nonpublic information furnished to it pursuant to the provisions of Sections 6.1 and this
6.8 which has been designated in writing as confidential by an officer of the Guarantor; provided that each Noteholder reserves the right to make such disclosure to (i) such Noteholder's directors, officers, employees, auditors, financial advisers, rating agencies and attorneys, (ii) any other Noteholder,
(iii) any Person to which such Noteholder offers to sell such Note or any part thereof or a participation in all or any part of such Note, (iv) any Federal or state regulatory authority having jurisdiction over such Noteholder, (v) the National Association of Insurance Commissioners or any similar organization,
(vi) effect compliance with any law, rule, regulation or order applicable to you or any other Institutional Holder, (vii) in response to any subpoena or other legal process, (viii) in connection with any litigation to which you or any other Institutional Holder are a party, or (ix) if an Event of Default has occurred and is continuing, to the extent you or any other Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes, this Agreement, the Subsidiary Guarantees or the Subsidiary Subordination Agreement. The confidentiality restrictions contained in this Section 6.8 shall not apply to information which (a) is or becomes generally available to the public other than as a result of a disclosure by any Noteholder or its representatives that is authorized by this Section 6.8 or (b) becomes available to any Noteholder on a nonconfidential basis from a source other than the Guarantor or one of its agents.

6.9 Compliance with Laws.

                  The Guarantor will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect on the business, Property, operations, or condition, financial or otherwise, of the Guarantor or such Subsidiary, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 7.2 on any of the Property of the Guarantor or any Subsidiary; provided, however, that the Guarantor and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings; provided that the failure to comply with such laws, rules or regulations would not have a Material Adverse Effect on the business, Properties, operations, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

6.10 Subsidiary Guarantees and Collateral.

                  The Guarantor shall cause each Subsidiary which becomes a Material Domestic Subsidiary after the Closing Date (whether by creation, acquisition, expansion or otherwise) to promptly execute and deliver to the Noteholders and the Administrative Agent or the Collateral Agent, as the case may be, (a) a Subsidiary Guarantee and Subsidiary Subordination Agreement, (b) instruments in form and substance reasonably satisfactory to the Noteholders and the Collateral Agent pursuant to which the new Material Domestic Subsidiary shall become a party to the Security Documents, and (c) such other financing statements, documents and certificates as may be reasonably requested by the Noteholders and the Administrative Agent or the Collateral Agent, as the case may be, to establish the organization and good standing of such Material Domestic Subsidiary, the due authorization and the execution of the Subsidiary Guarantee, Subsidiary Subordination Agreement and the Security Documents, and the perfection of the Liens created by the Security Documents. With respect to each new Material Domestic Subsidiary or Material Foreign Subsidiary formed or acquired after the Closing Date, the Guarantor and each Material Domestic Subsidiary shall, in addition to executing the documents described in the preceding sentence, pledge and deliver to the Collateral Agent, for the benefit of the Noteholders and the Lenders, 100% of the Capital Stock of each new Material Domestic Subsidiary and 65% of the Capital Stock of each new Material Foreign Subsidiary), together with undated stock powers duly executed in blank.

6.11 Maintenance of Liens of the Security Documents.

                  The Guarantor shall, and shall cause each Material Domestic Subsidiary to: (a) promptly, upon the reasonable request of the Noteholders or the Collateral Agent, at the Guarantor's expense, execute, acknowledge and deliver any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Collateral Agent or the Noteholders necessary or desirable for the continued validity, perfection and priority of the Liens in the Collateral covered thereby, and (b) promptly notify the Collateral Agent and the Noteholders in writing of any change in (i) its corporate name, (ii) the location of its chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral or at which the Collateral is located (including the establishment of any new office or facility), (iii) in its identity or corporate structure
(iv) any newly acquired intellectual property registrations or applications therefore in the United States owned by it, or (v) in its federal taxpayer identification number. If, at any time after April 27, 2001, the Guarantor or any of its Material Domestic Subsidiaries shall acquire property which is required by the terms hereof or of any of the Security Documents to be subject to a Lien created by the Security Documents but is not subject to such Lien, as soon as possible after the acquisition date of such property, the Guarantor shall grant or cause to be granted to the Collateral Agent, for the benefit of the Lenders and the Noteholders, a first priority Lien in such property pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and the Noteholders.

6.12 Taxes, Claims for Labor and Materials.

                  The Guarantor will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Guarantor nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with GAAP.

6.13 Acquisition of Notes.

                  The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company, the Guarantor or any Subsidiary or Affiliate, and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

6.14 Private Placement Number.

                  The Company and the Guarantor consent to the filing of copies of this Agreement with Standard & Poor's CUSIP Service Bureau and the National Association of Insurance Commissioners to obtain a private placement number.

6.15 NAIC Filings.

                  The Guarantor shall, on the date it provides its audited financial statements to the Noteholders pursuant to Section 6.1(b), simultaneously provide such statements to the National Association of Insurance Commissioners, Securities Valuation Office, 195 Broadway, New York, New York 10007.

6.16 THC Systems, Inc. Voting Stock.

                  The Guarantor shall at all times own 100% of the Voting Stock of THC Systems, Inc.

6.17 Most Favored Nation.

                  If the Guarantor or any Subsidiary (i) becomes in any agreement or instrument subject to additional or more restrictive covenants, reporting requirements, events of default or provisions regarding any guaranties, security interests or collateral (including all definitions relating to the foregoing) than those imposed on them by this Agreement or (ii) grants to any Person more favorable covenants, reporting requirements, events of default or provisions regarding any guaranties, security interests or collateral (including all definitions relating to the foregoing) than are granted to any Noteholder pursuant to this Agreement, the Guarantor shall immediately notify in writing and provide to the Noteholders a copy of such covenant, reporting requirements, events of default or other provisions (and all definitions relating to the foregoing) and this Agreement shall be deemed to be amended automatically to incorporate such covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing). The Guarantor hereby agrees to cooperate with the Noteholders in connection with the execution and delivery to the Noteholders of an amendment to this Agreement incorporating any such covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing). Any amendment to this Agreement pursuant to this Section 6.17 shall remain in effect only so long as such other covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing) remain in effect.

7. NEGATIVE COVENANTS

                  Each of the Company and the Guarantor agrees that, for so long as any amount remains unpaid on any Note:

7.1 Indebtedness.

                  The Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except Indebtedness of the following nature which is otherwise permitted under Section 7.12 hereof:

                              (a) Indebtedness created hereunder and under the other Transaction Documents;

                              (b) Indebtedness existing under the Original
                              Agreement and set forth in Annex II hereto, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof

                              (c) Indebtedness of the Guarantor to any Subsidiary and of any Subsidiary to the Guarantor or to any other Subsidiary, provided that Indebtedness of Subsidiaries who are not Material Domestic Subsidiaries owed to the Guarantor or to any Material Domestic Subsidiary shall not exceed $35,000,000 in the aggregate, of which no more than $25,000,000 may be owed by Subsidiaries other than Kenwood Silver Company, Inc.;

                              (d) Guaranties by the Guarantor of Indebtedness of any Subsidiary permitted under this Agreement and by any Subsidiary of Indebtedness of the Guarantor or of any other Subsidiary permitted under this Agreement, provided that the Guarantor and the Material Domestic Subsidiaries shall not Guaranty Indebtedness of Subsidiaries which are not Material Domestic Subsidiaries in excess of $15,000,000 in the aggregate;

                              (e) Indebtedness of the Guarantor or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within one hundred and eighty
                              (180) days after such acquisition or after the completion of such construction or improvement,
                              (ii) the amount of such Indebtedness does not exceed the cost of such acquisition, construction or improvement, and (iii) the aggregate principal amount of Indebtedness permitted by this clause
                              (e) shall not exceed $25,000,000 at any time outstanding;

                              (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that
                              (i) the creation or acquisition of the Subsidiary is permitted by the terms hereof, (ii) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (iii) the principal amount of such Indebtedness, when added to other Indebtedness of the Guarantor and its Subsidiaries, does not violate subparagraphs (e) or (h) of this Section;

                              (g) unsecured Indebtedness of the Guarantor; and

                              (h) unsecured Indebtedness of the Guarantor's Subsidiaries which does not exceed, in the aggregate, $25,000,000 outstanding at any time, exclusive of unsecured Indebtedness of Subsidiaries listed on Annex II hereto.

7.2 Liens.

                  Neither the Guarantor nor any Subsidiary will cause or permit or hereafter agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

                              (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (i) such Liens do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the Guarantor's or any Subsidiary's business, (ii) all claims which such Liens secure are not delinquent or are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Guarantor;

                              (b) Liens incurred or pledges and deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or
                              (ii) to secure the performance of letters of credit, bids, tenders, trade contracts or sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property otherwise than permitted by paragraph (f) below;

                              (c) Attachment, judgment and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default under clause
                              (g) of Section 8.1, provided that (i) execution and other enforcement are effectively stayed, (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Guarantor, if required by GAAP;

                              (d) Liens on Property of the Guarantor or a Subsidiary existing under the Original Agreement and set forth on Annex III hereto, provided that
                              (i) such Liens shall not apply to any other property or asset of the Guarantor or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                              (e) any Lien existing on any property or asset prior to the acquisition thereof by the Guarantor or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) the acquisition of such property or assets or such Subsidiary is permitted by the terms hereof, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Guarantor or any Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                              (f) Liens on fixed or capital assets acquired, constructed or improved by the Guarantor or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause
                              (e) of Section 7.1, (ii) such security interests and the Indebtedness secured thereby are incurred simultaneously with or within one hundred and eighty (180) days after such acquisition or the completion of such construction or improvement,
                              (iii) the Indebtedness secured thereby does not exceed one hundred (100%) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Guarantor or any Subsidiary;

                              (g) In the event that the Guarantor or any Subsidiary creates, assumes, incurs or permits to exist any Lien not otherwise permitted by this
                              Section 7.2, the Guarantor will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured by such Liens, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Any violation of this Section
                              7.2 shall constitute an Event of Default whether or not any such provision is made for equal and ratable security pursuant to this subparagraph (g);

                              (h) Liens in favor of the Collateral Agent for the benefit of the Noteholders and the Lenders granted pursuant to the terms and conditions of the Security Documents; and

                              (i) Liens consisting of a call option on the shares of Schott Zwiesel Glaswerke, AG, owned by the Company.

7.3 Merger or Consolidation.

                  The Guarantor will not, and will not permit any Subsidiary to, merge or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), or engage in a sale/leaseback transaction with respect to, any substantial part of its assets, any trade receivables (other than an assignment in connection with the collection thereof in the ordinary course of business), or all or substantially all of the stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:

                           (i) The Guarantor may consolidate with or merge into
                  any Person or permit any other Person to merge into it, provided that,

                                    (1) Immediately after giving effect thereto,
                           the Guarantor is the successor corporation or, if the Guarantor is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Guarantor's obligations under the Notes and this Agreement;

                                    (2) At the time thereof and immediately
                           after giving effect thereto, there shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

                                    (3) The Guarantor or such successor
                           corporation could incur at least $1.00 of additional debt pursuant to the Consolidated Leverage Ratio of
                           Section 7.12 hereof as of the most recently reported Fiscal Quarter;

                           (i) Any Subsidiary (except the Company) may (A) merge
                  into the Guarantor or another Majority-Owned Subsidiary Guarantor or (B) sell, transfer or lease all or any part of its assets to the Guarantor or to another Majority-Owned Subsidiary Guarantor or (C) merge into any Person which, as a result of such merger, concurrently becomes a Subsidiary, provided in each such instance that there shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default;

                           (ii) THC Systems, Inc. may merge into the Guarantor;
                  and

                           (iii) The Guarantor may sell its investment in Schott
                  Zwiesel Glaswerke, AG for consideration (whether cash, property or other consideration) of not less than 7,500,000 DM;

provided that any merger permitted by clauses (i) or (ii) above involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.3 hereof.

7.4 Liquidate or Dissolve Subsidiaries; Sale of Assets.

                  The Guarantor may liquidate or dissolve any Subsidiary (except THC Systems, Inc.) if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and the assets of such Subsidiary are distributed to the Guarantor in liquidation or dissolution. Except as otherwise permitted under the terms and conditions of the Collateral Agency Agreement, the Guarantor and its Subsidiaries may sell, transfer, or otherwise dispose of (in one transaction or a series of transactions), or engage in a sale/leaseback transaction with respect to, assets if the consideration received is in cash or cash equivalents at least equal to the fair market value of such assets and the aggregate consideration received does not exceed $15,000,000 for all such sales, transfers, or dispositions.

7.5 Investments, Loans, Advances, Guaranties and Acquisitions.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except the Guarantor and its Subsidiaries may engage in transactions of the following nature so long as no Default or Event of Default exists or would be created as a result thereof:

                              (a) Permitted Investments;

                              (b) Investments by the Guarantor existing on the date hereof in the Capital Stock of its Subsidiaries and in Schott Zwiesel Glaswerke, AG;

                              (c) loans or advances made by the Guarantor to any Subsidiary and made by any Subsidiary to the Guarantor or any other Subsidiary which constitute Indebtedness permitted by Section 7.1, provided that loans or advances made by the Guarantor or any Material Domestic Subsidiary are evidenced by a promissory note or other instrument which is pledged to the Collateral Agent pursuant to the Security Documents for the benefit of the Lenders and the Noteholders;

                              (d) Guaranties constituting Indebtedness permitted by Section 7.1(d);

                              (e) repurchases or redemptions of the capital stock of the Guarantor permitted by applicable law;

                              (f) the purchase by the Guarantor of the remaining outstanding Capital Stock of Oneida International Inc., which the Guarantor currently does not own, for a purchase price of not more than 845,000,000 Italian Lira; and

                              (g) purchases or acquisitions of (whether by merger, consolidation, purchase, share exchange or otherwise), or Investments in, the assets or Capital Stock of another Person, provided that (i) prior to any such purchase, acquisition or Investment, the Noteholders shall have received a certificate from a Financial Officer of the Guarantor (A) setting forth calculations which demonstrate that, on a pro forma basis, after giving effect to the proposed purchase, acquisition or investment, the Consolidated Leverage Ratio of the Guarantor and its Subsidiaries is less than 2.50 to 1.0, and the Guarantor is in compliance with Section 7.12 hereof as of the end of the most recent Fiscal Quarter, and (B) certifying that no other Default or Event of Default exists or would be created as a result thereof, (ii) the Person purchased or acquired or in which an Investment is made is engaged solely in the Tableware Business, and
                              (iii) the aggregate consideration (exclusive of consideration consisting solely of the Capital Stock of the Guarantor) paid by the Guarantor or any Subsidiary in connection with the purchase of assets from, acquisition of the Capital Stock of, or Investment in, any single Person (whether in a single transaction or in a series of transactions) shall not exceed $20,000,000 without the consent of the Noteholders.

7.6 Hedging Agreements.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Guarantor or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; provided that the maximum aggregate amount (after giving effect to any netting agreements) that the Guarantor and its Subsidiaries would be required to pay under all such Hedging Agreements if such Hedging Agreements were terminated at any time shall not exceed $5,000,000.

7.7 Transactions with Affiliates.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Guarantor or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, or (b) transactions between or among the Guarantor and its Wholly-Owned Subsidiaries not involving any other Affiliate.

7.8 Restrictive Agreements.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Guarantor or any other Subsidiary or to Guaranty Indebtedness of the Guarantor or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by the Credit Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Annex V attached hereto (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

7.9 Fiscal Year, Accounting Policies and Consolidated Tax Returns.

                  The Guarantor shall not make any change in its Fiscal Year or change its accounting policies or practices from those in effect on May __, 2001, except to the extent such change is required by GAAP. The Guarantor will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Guarantor is otherwise required to do so under the Code.

7.10 Subordinated Debt.

                  The Guarantor shall not, and will not permit any of its Subsidiaries to, modify the terms of any Subordinated Debt or to pay any principal of, interest on, or other amount in respect of, Subordinated Debt other than scheduled payments of principal and interest on Subordinated Debt if and to the extent permitted under the terms of a written subordination agreement executed and delivered by the subordinated creditor containing terms acceptable to the Collateral Agent and the Noteholders.

7.11 Negative Pledges.

                  The Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into any agreement which prohibits or limits the ability of the Guarantor or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except operating leases, purchase money Liens or Capital Lease Obligations permitted by this Agreement containing such a prohibition or limitation solely as to the assets financed thereby.

7.12 Financial Covenants.

                  (a) Consolidated Interest Coverage Ratio. For a period of four
(4) consecutive Fiscal Quarters ending with its most recent Fiscal Quarter, the Guarantor will not permit the Consolidated Interest Coverage Ratio of the Guarantor and its Subsidiaries to be less than (i) 2.70 to 1.00 for the Fiscal Quarter ended April 28, 2001, (ii) 2.40 to 1.00 for the Fiscal Quarter ending July 28, 2001, (iii) 2.20 to 1.00 for the Fiscal Quarter ending October 27, 2001, (iv) 2.50 to 1.00 for the Fiscal Quarter ending January 26, 2002, (v) 2.75 to 1.00 for the Fiscal Quarter ending April 27, 2002, and (vi) 3.00 to 1.00 for each succeeding Fiscal Quarter.

                  (b) Leverage Ratio. The Guarantor will not permit the Consolidated Leverage Ratio of the Guarantor and its Subsidiaries to be greater than (i) 4.30 to 1.00 as of the last day of the Fiscal Quarter ended April 28, 2001 and the last day of the Fiscal Quarter ending July 28, 2001, (ii) 4.45 to
1.00 as of the last day of the Fiscal Quarter ending October 27, 2001, (iii)
4.10 to 1.00 as of the last day of the Fiscal Quarter ending January 26, 2002,
(iv) 3.85 to 1.00 as of the last day of the Fiscal Quarter ending April 27, 2002, (v) 3.55 to 1.00 as of the last day of the Fiscal Quarter ending July 27, 2002, (vi) 3.10 to 1.00 as of the last day of the Fiscal Quarter ending October 26, 2002, and (vii) 3.00 to 1.00 as of the last day of each succeeding Fiscal Quarter.

                  (c) Consolidated Net Worth. As of the last day of any Fiscal Quarter, the Guarantor will not permit Consolidated Net Worth of the Guarantor and its Subsidiaries to be less than the sum of (i) $118,000,000, plus (ii) 75% of the Consolidated Net Income of the Guarantor and its Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the six-month periods ending with each second and fourth Fiscal Quarter commencing with the Fiscal Quarter ending July 29, 2001.

7.13 Letters of Credit.

                  The Guarantor will not, and will not permit any Subsidiary to, become an account party in respect of, or otherwise incur obligations under, any letters of credit or bankers' acceptances except obligations in respect of (i) trade letters of credit and bankers' acceptances in an amount not to exceed $15,000,000 in the aggregate and (ii) standby letters of credit in an amount not to exceed $20,000,000 in the aggregate.

7.14 Deposit Accounts.

                  The Guarantor will not, and will not permit any of its Material Domestic Subsidiaries to, open or maintain any Deposit Account with a Person other than one of the Lenders unless the Collateral Agent, for the benefit of the Lenders and Noteholders, shall have a perfected first priority Lien therein.

7.15 Prepayment of Indebtedness.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, make any optional payment or prepayment of, or purchase or redeem, any Indebtedness except: (a) payments of the Notes as permitted hereunder and of the Loans as permitted under the terms and conditions of the Credit Agreement, (b) payments made in the ordinary course of business of other Indebtedness consisting of working capital lines of credit or metal consignment facilities which contemplate unscheduled periodic payments and advances or readvances, (c) prepayments of Senior Secured Indebtedness (including the Notes hereunder and the Loans under the terms and conditions of the Credit Agreement), other than those permitted by clauses (a) and (b), provided the prepayments are applied to all Senior Secured Indebtedness on a pro rata basis and the Commitments are permanently reduced by the amount of the payments applied to the Notes and Loans under this subparagraph, (d) optional payments or prepayments of Indebtedness other than Senior Secured Indebtedness not to exceed $5,000,000 in the aggregate, or (e) prepayments of Indebtedness in connection with refinancings or replacements of such Indebtedness that do not increase the outstanding principal amount thereof.

7.16 Long-Term Leases.

                  The Guarantor will not, and will not permit any Subsidiary to, become obligated, as lessee under any Long-Term Lease unless, at the time of entering into such Long-Term Lease and after giving effect thereto, the average aggregate annual Rentals payable by the Guarantor and its Subsidiaries on a consolidated basis during the term of such Long-Term Lease pursuant to Long-Term Leases will not exceed 10% of Consolidated Net Worth, determined as of the end of the Guarantor's prior Fiscal Quarter.

7.17 Change in Business.

                  The Guarantor will not, and will not permit any Subsidiary to, engage to any material extent in any business other than the Tableware Business.

7.18 Pari Passu Position.

                  Each of the Company and the Guarantor agrees that it will not grant or provide, and at no time will it allow to exist, be created or granted, any Liens or security interests in favor of, or Guaranties by Subsidiaries for the benefit of, any of the Lenders, unless in the case of the giving of any Guaranty by Subsidiaries, the Noteholders shall simultaneously be provided with a Subsidiary Guarantee.

7.19 Collateral Agency Agreement.

                  The Guarantor shall not permit any Subsidiary to incur Indebtedness or to issue a Subsidiary Guarantee without requiring that the lender of such Indebtedness or beneficiary of such Subsidiary Guarantee execute the Collateral Agency Agreement at the time of such incurrence of Indebtedness.

7.20 Change in Commitment.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, (a) reduce the Commitment, as permitted under Section 2.07 of the Credit Agreement, or (b) increase the Commitment without the prior written consent of the Noteholders.

7.21 Change in Level.

                  Any increase or decrease as a result of an amendment to the Credit Agreement in "Eurodollar Margin" as such term is used in the definition of "Applicable Margin" in the Credit Agreement, as well as any related changes in any other terms or conditions of the Credit Agreement, shall be deemed to be immediately incorporated by reference herein as of such date of increase or decrease by the Lenders and the interest rate on the Notes will be increased or decreased accordingly pursuant to Section 1.2 hereof. The Company, the Guarantor and the Noteholders agree to cooperate with each other in connection with the execution and delivery to the Noteholders of an amendment to this Agreement and to the Notes incorporating such increase or decrease, as well as any related changes in any other terms or conditions of the Credit Agreement.

8. EVENTS OF DEFAULT AND REMEDIES THEREFOR

8.1 Nature of Events.

                  An "Event of Default" shall exist if any one or more of the following occurs:

                              (a) Default in the payment of interest on any of the Notes which continues for a period of three
                              (3) days following the date such payment is due;

                              (b) Default in the payment of the principal of any of the Notes or the premium thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

                              (c) Default shall occur (i) in the payment of the principal of, premium, or interest on any other Indebtedness of the Guarantor or its Subsidiaries, aggregating in excess of $1,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise),
                              (ii) under any mortgage, agreement or other instrument of the Guarantor or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $1,000,000 is issued, (iii) under any leases other than Capital Lease Obligations of the Guarantor or any Subsidiary, with aggregate Capital Lease Obligations in excess of $1,000,000 or (iv) with respect to any combination of the foregoing involving Indebtedness and/or Capital Lease Obligations aggregating in excess of $1,000,000 regardless of whether such defaults would be Events of Default hereunder, and any such defaults with respect to the payment of money shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto;

                              (d) Default in the observance or performance of
                              (i) any negative covenant under Section 7 or (ii) any covenant under Sections 6.1(i), 6.1(m), 6.10, 6.16, 6.17 or 8.7;

                              (e) Default in the observance or performance of any other covenant or provision of this Agreement which default is not remedied within thirty (30) days after the earlier of the date (a) management of the Guarantor knew of such default or (b) on which written notice of such default is provided to the Guarantor by any Noteholder;

                              (f) Any representation or warranty made by the Company or the Guarantor in this Agreement or in any Security Document, or made by the Company or the Guarantor in any written statement or certificate furnished by the Company or the Guarantor in connection with the issuance and sale of the Notes or furnished by the Company or the Guarantor pursuant to this Agreement or in connection with any Security Document, or furnished by any Subsidiary pursuant to a Subsidiary Guarantee or any Security Document to which it is a party, or in any writing furnished in connection with the transactions contemplated hereby, proves to have been false or incorrect in any material respect as of the date of the issuance or making thereof;

                              (g) Any judgments, writs or warrants of attachment or any similar processes individually or in the aggregate in excess of $1,500,000 shall be entered or filed against the Guarantor or any Subsidiary or against any Property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Guarantor or any Subsidiary receives notice thereof;

                              (h) The Guarantor or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder;

                              (i) (A) Any Subsidiary Guarantor shall be in default of or fail to comply with any term, covenant, or agreement contained in any Subsidiary Guarantee or the Subsidiary Subordination Agreement or (B) any Subsidiary Guarantee or the Subsidiary Subordination Agreement shall cease to be in full force and effect; or

                              (j) The Guarantor or any Subsidiary shall:

                                    (i) generally not pay its debts as they
                                    become due or admit in writing its inability to pay its debts generally as they become due;

                                    (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                                    (iii) make an assignment of all or a
                                    substantial part of its Property for the benefit of its creditors;

                                    (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property;

                                    (v) be finally adjudicated a bankrupt or insolvent;

                                    (vi) be subject to the entry of a court
                                    order, which shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property, or entering of an order for relief pursuant to an involuntary case, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                                    (vii) be subject to the assumption of
                                    custody or sequestration by a court of
                                    competent jurisdiction of all or a
                                    substantial part of its Property, which
                                    custody or sequestration shall not be
                                    suspended or terminated within 30 days from its inception;

                              (k) The Guarantor shall be in Default under the Credit Agreement, or the Guarantor shall breach any terms or provisions of the Credit Agreement or any other document governing, evidencing or securing the Loans thereunder, including any replacements, refundings, refinancings or additions of the foregoing;

                              (l) The Guarantor shall be in Default in the observance or performance of any covenant or agreement in the Security Documents beyond any applicable grace period, or such Security Documents creating or granting a Lien on any collateral shall cease to be in full force and effect;

                              (m) The Commitment shall at any time be less than an amount equal to $275,000,000; or

                              (n) Any Subsidiary Guarantor shall be in default with respect to any term, covenant or agreement contained in a Subsidiary Guarantee or (ii) the Subsidiary Guarantee shall cease to be in full force and effect for any reason or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under a Subsidiary Guarantee.

8.2 Remedies on Default.

                  When any Event of Default described in paragraphs (a) through
(i) and paragraphs (k) through (n) of Section 8.1 has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may by notice to the Guarantor declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when (i) any Event of Default described in paragraphs (a) or (b) of Section 8.1 has happened and is continuing, any holder may by notice to the Guarantor declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) any Event of Default described in paragraph (j) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Guarantor will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal absent such accelerated payment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be accelerated.

8.3 Annulment of Acceleration of Notes.

                  The provisions of Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument furnished to the Guarantor, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) and under the Guaranty Agreement and under the Subsidiary Guarantees shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

8.4 Other Remedies.

                  Subject to the provisions of Section 8.3, if any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, the Notes or the Subsidiary Guarantees or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

8.5 Conduct No Waiver; Collection Expenses.

                  No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Guarantor fails to pay, when due, the principal of, or the interest on, any Note, or if the Company or the Guarantor fails to comply with any other provision of this Agreement, the Company and the Guarantor will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the reasonable cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

8.6 Remedies Cumulative.

                  No right or remedy conferred upon or reserved to any holder of Notes under this Agreement or the Subsidiary Guarantees is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or the Subsidiary Guarantees or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

8.7 Notice of Default.

                  With respect to Events of Default or claimed defaults, the Guarantor will give the following notices:

                              (a) The Guarantor promptly will furnish to each holder of a Note notice in writing by registered or certified mail, return receipt requested, of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Guarantor has taken or is taking or proposes to take with respect thereto.

                              (b) If the holder of any Note or of any other evidence of Indebtedness of the Guarantor or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Guarantor will forthwith give written notice to the extent of the Guarantor's knowledge thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

9. AMENDMENTS, WAIVERS AND CONSENTS

9.1 Matters Subject to Modification.

                  Any term, covenant, agreement or condition of this Agreement, the Notes, the Subsidiary Guarantees and the Security Documents may, with the written consent of the Company and the Guarantor, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company and the Guarantor shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, and the Guarantor or (iv) change any of the provisions of
Section 8.1, Section 8.2, Section 8.3 or this Section 9.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, any Subsidiary Guarantee or any Security Document, or have directed the taking of any action provided herein any Subsidiary Guarantee, any Security Document or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

9.2 Solicitation of Holders of Notes.

                  The Company and the Guarantor will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Notes, the Subsidiary Guarantees or any Security Document unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and the Guarantor shall be afforded the opportunity of considering the same and shall be supplied by the Company and the Guarantor with sufficient information to enable it to make an informed decision with respect thereto. The Company and the Guarantor will pay all reasonable attorney fees and expenses incurred by each holder of the Notes in connection with the review, evaluation and documentation of any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or of the Notes, the Subsidiary Guarantee or the Security Documents. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company and the Guarantor to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Neither the Company nor the Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement, any Subsidiary Guarantee or any Security Document unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

9.3 Binding Effect.

                  Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company and the Guarantor whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

10. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

10.1 Form of Notes.

                  The Notes initially delivered under this Agreement will be in the form of six fully registered Notes in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $2,000,000 (or the remaining outstanding balance thereof, if less than $2,000,000).

10.2 Note Register.

                  The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

10.3 Issuance of New Notes upon Exchange or Transfer.

                  Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with
Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by such holder's attorney duly authorized in writing. The Company may condition its issuance of any new
Note in connection with a transfer by any Person on compliance by the transferee with the representations required under Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

10.4 Replacement of Notes.

                  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

11. MISCELLANEOUS

11.1 Expenses.

                  Whether or not the purchase of Notes herein contemplated shall be consummated, the Company and the Guarantor agree to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement, the Notes, the Subsidiary Guarantees, the Subsidiary Subordination Agreement, the Security Documents, the Collateral Agency Agreement and the transactions contemplated by each of the foregoing documents and agreements, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Ratings Group in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the reasonable fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement, the Notes, the Subsidiary Guarantees, the Subsidiary Subordination Agreement, the Security Documents or the Collateral Agency Agreement or any agreement entered into by the Noteholders and the Company, the Guarantor or any Subsidiary Guarantor, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Guarantor of its obligations under this Agreement, the Security Documents and the Notes and the performance by any Subsidiary Guarantor under any Subsidiary Guarantee, the Subsidiary Subordination Agreement and any Security Document to which it is a party. The Company and the Guarantor also agree that they will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Security Documents or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company and the Guarantor under this Section
11.1 shall survive the retirement of the Notes.

11.2 Notices.

                  Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in
Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Guarantor, and (iii) if to the Company, to Oneida Ltd., 163-181 Kenwood Avenue, Oneida, New York 13421, Attention: Gregg R. Denny, Chief Financial Officer, with a copy to Oneida Ltd., 163-181 Kenwood Avenue, Oneida, New York 13421, Attention: General Counsel, or to such other address as the Company may in writing designate.

11.3 Reproduction of Documents.

                  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company and Guarantor agree and stipulate that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company and the Guarantor from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

11.4 Successors and Assigns.

                  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.5 Law Governing.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

11.6 Headings.

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.7 Counterparts.

                  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

11.7 Reliance on and Survival of Provisions.

                  All covenants, representations and warranties made by the Company and the Guarantor herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

11.8 Integration and Severability.

                  This Agreement embodies the entire agreement and understanding between you, the Guarantor and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company, the Guarantor and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                THC SYSTEMS, INC.

                                By: /s/ GREGG R. DENNY
                                    ------------------
                                Name:  Gregg R. Denny
                                Title: Chief Financial Officer


                                ONEIDA LTD.

                                By: /s/ GREGG R. DENNY
                                    ------------------
                                Name:  Gregg R. Denny
                                Title: Chief Financial Officer


                                ALLSTATE INSURANCE COMPANY

                                By: /s/ PATRICIA W. WILSON
                                   -----------------------

                                By: /s/ DANIEL C. LEIMBACH
                                   -----------------------
                                     Authorized Signatories


                                ALLSTATE LIFE INSURANCE COMPANY

                                By: /s/ PATRICIA W. WILSON
                                   -----------------------

                                By: /s/ DANIEL C. LEIMBACH
                                   -----------------------
                                     Authorized Signatories

                                PACIFIC LIFE INSURANCE COMPANY


                                By: /s/ CATHY SCHWARTZ
                                   -----------------------
                                Title: Assistant Vice President

                                By: /s/ PETER S. FIEK
                                   -----------------------
                                Title: Assistant Secretary

                                                                    Schedule A-1

                       INFORMATION RELATING TO PURCHASERS

                                                      Principal Amount of
Name and Address of Purchaser                         Notes to be Purchased
-----------------------------                         ---------------------
Allstate Insurance Company                            (1) $10,000,000
3075 Sanders Road, STE G4A                            (2) $ 5,000,000
Northbrook, Illinois  60062-7127
Attention: Investment Operations
           Private Placements
Telephone: (847) 402-8709
Telecopy:  (847)402-7331

         All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

                  BBK =    Harris Trust and Savings Bank
                           ABA #071000288
                  BNF =    Allstate Life Insurance Company
                           Collection Account #168-117-0
                  ORG =    THC Systems, Inc.
                  OBI =    DPP (PPN:  87252@ AA 8)
                           L ______ (Enter Lease Number, if any)
                           Payment Due Date (MM/DD/YY) -
                           P ______ (Enter "P" and amount of
                           principal being remitted, for example,
                           P5000000.00) -
                           I ______ (Enter "I" and amount of
                           interest being remitted, for example,
                           I225000.00)

         Securities to be delivered to:

                  Citibank, Federal Savings Bank
                  Citicorp Center
                  500 West Madison Street
                  4th Floor, Zone 6
                  Chicago, Illinois  60661-2591
                  Attention:  Misty Gniadek
                  For Allstate Life Insurance Company/
                  Safekeeping Account No. 846627

         All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

                  Allstate Life Insurance Company
                  Private Placements Department
                  3075 Sanders Road, STE G3A
                  Northbrook, IL  60062-7127
                  Telephone:  (847) 402-4394
                  Telecopy:   (847) 402-3092

Tax ID #36-2554642

                                                                    Schedule A-2

                       INFORMATION RELATING TO PURCHASERS


                                                      Principal Amount of
Name and Address of Purchaser                         Notes to be Purchased
-----------------------------                         ---------------------
Allstate Insurance Company                             $7,500,000
3075 Sanders Road, STE G4A
Northbrook, Illinois  60062-7127
Attention: Investment Operations
           Private Placements
Telephone: (847) 402-8709
Telecopy:  (847)402-7331

         All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

                  BBK =    Harris Trust and Savings Bank
                           ABA #071000288
                  BNF =    Allstate Insurance Company
                           Collection Account #168-114-7
                  ORG =    THC Systems, Inc.
                  OBI =    DPP (PPN:  87252@ AA 8)
                           L ______ (Enter Lease Number, if any)
                           Payment Due Date (MM/DD/YY) -
                           P ______ (Enter "P" and amount of
                           principal being remitted, for example,
                           P5000000.00) -
                           I ______ (Enter "I" and amount of
                           interest being remitted, for example,
                           I225000.00)

         Securities to be delivered to:

                  Citibank, Federal Savings Bank
                  Citicorp Center
                  500 West Madison Street
                  4th Floor, Zone 6
                  Chicago, Illinois  60661-2591
                  Attention:  Misty Gniadek
                  For Allstate Insurance Company/
                  Safekeeping Account No. 846626

         All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

                  Allstate Life Insurance Company
                  Private Placements Department
                  3075 Sanders Road, STE G3A
                  Northbrook, IL  60062-7127
                  Telephone:  (847) 402-4394
                  Telecopy:   (847) 402-3092

Tax ID #36-0719665

                                                                    Schedule A-3

                       INFORMATION RELATING TO PURCHASERS


                                                      Principal Amount of
Name and Address of Purchaser                         Notes to be Purchased
-----------------------------                         ---------------------
Pacific Life Insurance Company                         (1) $5,000,000
700 Newport Center Drive                               (2) $5,000,000
Newport Beach, California  92660                       (3) $2,500,000
Attention: Securities Department

         Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers. All payments are to be by bank wire transfer of immediately available funds to:

               For Payment of Principal & Interest:
               Federal Reserve Bank of Boston
               ABA# 0110-0123-4/BOS SAFE DEP
               DDA 125261
               Attn: MBS Income CC: 1253
               A/C Name: Pacific Life General Account/PLCF1810132

               Each wire transfer shall identify such payment as "THC Systems, Inc., 7.49% Senior Notes due November 1, 2008."

         Notices of payment and written confirmations of wire or inter-bank transfers shall be addressed to:

Mellon Trust

Attn: Pacific Life Accounting Team
      One Mellon Bank Center
      Room 0930
      Pittsburgh, PA  15258-0001


                  And

      Pacific Life Insurance Company
      Attn: Securities Administration - Cash Team
      700 Newport Center Drive
      Newport Beach, CA  92660-6397

         All securities being purchased should be registered in the nominee name of "Mac & Co" and delivered to:

                  Mellon Securities Trust Company
                  120 Broadway, 13th Floor
                  New York, NY  10271
                  Attn: Robert Feraro  212.374.1918
                  A/C Name: Pacific Life General Acct
                  A/C#: PLCF1810132


General Tax ID #:  95-1079000

                                SCHEDULE 6.01(a)

                                 BORROWED MONEY

Oneida Ltd.

USD $2,000,000 presently outstanding and owed to Alliance Bank under a USD $2,000,000 line of credit

USD $4,285,714 owed under 8.52% Senior Notes due 1/15/02 issued pursuant to a Note Agreement dated as of January 1, 1992

USD $1,500,000 presently outstanding and owed to Oneida Savings Bank under a USD$3,000,000 line of credit

USD $2,500,000 line of credit with the Chase Manhattan Bank of which no indebtedness presently is outstanding

Buffalo China, Inc.

USD $185,526 owed to NYS Urban Development Corporation under a loan

Delco International, Ltd.

None

Encore Promotions, Inc.

None

Sakura, Inc.

None

THC Systems, Inc.

USD 31,100,000 owed under 7.49% Senior Notes due 11/1/08 issued pursuant to a Note Agreement dated as of November 15, 1996

                                SCHEDULE 6.01(b)

                                   GUARANTEES


Irrevocable Letter of Credit
#SPC 32421
Issued: 1/8/92 by Chase
Amount: $86,760
In Favor of: McGilroy Ltd. Partnership
For Account of: KSCI
Payable: on presentation of original Letter of Credit & statement that KSCI has defaulted under its (factory outlet store) lease with McGilroy


Issued by HSBC Bank USA
$2,500,000
In favor of The Hong Kong and Shanghai Banking Corporation, Ltd.
Purpose: to guarantee borrowing by Shanghai Premium Tableware Manufacturing Co. Ltd., A wholly owned subsidiary of Oneida International, Inc.

Guarantee Agreements-

Buffalo China, Inc. in favor of the Purchasers pursuant to the January 15, 1992 Note Agreement.

Oneida Ltd. in favor of the Purchasers pursuant to the January 15, 1992 Note Agreement.

Oneida Ltd. in favor of HSBC with respect to borrowing by Oneida Australia Pty Ltd. dated May 1998.

Oneida Ltd. in favor of Banca Nazionale del Lavoro with respect to borrowings by Oneida Italy, Srl. Dated November 1999.

                                SCHEDULE 6.01(c)

                                 CAPITAL LEASES

Oneida Ltd.

1.       IBM Credit Corporation
         1001 Jefferson Plaza
         Wilmington, DE 19801

         Equipment Covered:               Various Computer Equipment
         Lease Date:                      March 2001
         Lease Term:                      36
         Each Lease Payment:              $4,550.00/month

2.       Toyota Motor Credit Corporation
         Commercial Finance Division
         1411 West 190th Street
         Suite 700
         Gardena, CA 90248-4327

         a.  Equipment Covered:           Three (3) Fork Lift Trucks
             Lease Date:                  May 10, 1999
             Lease Term:                  60 months
             Each Lease Payment:          $797.25/month

         b.  Equipment Covered:           Two (2) Fork Lift Trucks
             Lease Date:                  May 10, 1999
             Lease Term:                  60 months
             Each Lease Payment:          $531.50/month

         c.  Equipment Covered:           One (1) Fork Lift Truck
             Lease Date:                  October 27, 1999
             Lease Term:                  36 months
             Each Lease Payment:          $265.00/month

         d.  Equipment Covered:           One (1) Fork Lift Truck
             Lease Date:                  October 27, 1999
             Lease Term:                  60 months
             Each Lease Payment:          $314.00/month

         e. Equipment Covered:             One (1) Fork Lift Truck
            Lease Date:                    September 28, 2000
            Lease Term:                    60 months
            Each Lease Payment:            $297.61/month

3.       Ervin Leasing Company
         3893 Research Park Drive
         P.O. Box 1689
         Ann Arbor, MI 48106-1689

         Equipment Covered:               Various Copier Equipment
         Lease Date:                      June 30, 1999
         Lease Term:                      63 months
         Each Lease Payment:              $5,204.48/month

4.       Ameritech Credit Corporation
         d/b/a Ameritech Capital Services
         2550 West Golf Road
         Rolling Meadows, IL 60008

         Equipment Covered:               Securitylink Security System
         Lease Date:                      June 1999
         Lease Term:                      60 months
         Each Lease Payment:              $364.00

5.       IOS (IKON Office Solutions) Capital, Inc.
         P.O. Box 9115
         Macon, GA 31208-9115

         Equipment Covered:               One (1) Copier and Finisher
         Lease Date:                      September 27, 2000
         Lease Term:                      60 months
         Each Lease Payment:              Months 1-12: $630.62/month
                                          Months 13-60: $1,056.62/month

6.       USBancorp.
         115 West College Drive
         Marshall, MN 56258

         Equipment Covered:               One (1) Copier
         Lease Date:                      March 2001
         Lease Term:                      42 months
         Each Lease Payment:              $210.00/month

7.       NMHG Financial Services, Inc.
         P.O. Box 193R
         Danbury, CT 06810

         Equipment Covered:               Three (3) Lift Trucks
         Lease Date:                      March 1, 2000
         Lease Term:                      60 months
         Each Lease Payment:              $841.01/month


8.       V.T., Inc., as Trustee of World Omni Financial Corp.
         P.O. Box 4499
         Bridgeton, MO 63044-0499

         Equipment Covered:               2000 Jeep Grand Cherokee
         Lease Date:                      August 25, 2000
         Lease Term:                      36 months
         Each Lease Payment:              $312.45/month

Buffalo China, Inc.

1.       NMHG Financial Services, Inc.
         P.O. Box 193R
         Danbury, CT 06810

         Equipment Covered:              One (1) Motorized Hand Truck
         Lease Date:                     May 30, 2000
         Lease Term:                     60 months
         Each Lease Payment:             $166.05/month

2.       Hooper Handling, Inc.
         5590 Camp Road
         Hamburg, NY 14075

         Equipment Covered:              Four (4) Reach Trucks
         Lease Date:                     September 5, 2000
         Lease Term:                     60 months
         Each Lease Payment:             $1,086.14/month

Delco International, Ltd.

1.       Pitney Bowes Credit Corporation
         1 Elmcroft Road
         Stamford, CT 0696-0700

         Equipment Covered:              One (1) Postage Meter
         Lease Date:                     December 8, 1999
         Lease Term:                     63 months
         Each Lease Payment:             $455.00/month

2.       Chase Equipment Leasing, Inc.
         One Chase Square
         Rochester, NY 14643

         Equipment Covered:              Three  (3) Fork Lift Trucks
         Lease Date:                     April 6, 1998
         Lease Term:                     -
         Each Lease Payment:             $1525.57/month

3.       Toyota Motor Credit Corporation
         P.O. Box 3457
         Torrance, CA 90510-3457

         Equipment Covered:              Fork Lift Truck(s)
         Lease Date:                     -
         Lease Term:                     -
         Each Lease Payment:             $415.21/month

4.       IBM Credit Corporation
         1 North Castle Drive
         Armonk, NY 10504-2575

         Equipment Covered:              Various computer equipment
         Lease Date:                     October 2, 1998
         Lease Term:                     -
         Each Lease Payment:             $1,040.00/month

5.       Xerox

         Equipment Covered:              Copier
         Lease Date:                     -
         Lease Term:                     -
         Each Lease Payment:             approx. $250.00/month

Encore Promotions, Inc.

1.       Pitney Bowes Credit Corporation
         1 Elmcroft Road
         Stamford, CT 0696-0700

         Equipment Covered:              One (1) Postage Meter
         Lease Date:                     January 19, 2001
         Lease Term:                     48 months
         Each Lease Payment:             $145.00/month


Sakura, Inc.

1.       Leasecomm Corporation
         950 Winter Street
         Waltham, MA 02451

         Equipment Covered:              Linkpoint 3000 printer
         Lease Date:                     none
         Lease Term:                     48 months
         Each Lease Payment:             $39.99/month

2.       MCS Canon Business Solution, Inc.

         Equipment Covered:              One (1) copier
         Lease Date:                     September 25, 1998
         Lease Term:                     36 months
         Each Lease Payment:             $665.23/month

3.       Minolta Business Solutions
         One International Blvd. 10th Floor
         Mahwah, NJ 07430-0631

         Equipment Covered:              One (1) color copier
         Lease Date:                     May 1, 2000
         Lease Term:                     36
         Each Lease Payment:             $745.00/month

THC Systems, Inc.

None

                                     ANNEX I

  Subsidiary Guarantors of the Company and Jurisdictions where each Subsidiary
         Guarantor is Qualified to do Business as a Foreign Corporation

                                                                       % OWNED BY
SUBSIDIARY GUARANTOR               STATES                                COMPANY
1.  Buffalo China, Inc.            California                              100%

2.  Delco International, Ltd.      None                                    100%

3.  Encore Promotions, Inc.        None                                    100%

4.  Sakura, Inc.                   California                              100%
                                   (qualified as "Oneida-Sakura Inc.")

                                   New Jersey
                                   (qualified as "Oneida-Sakura, Inc.")

5.  THC Systems, Inc.              North Carolina                          100%


                                    ANNEX II

                              Existing Indebtedness


a)   Borrowed Money - See attached Schedule 6.01(a)

b)   Guaranties - See attached Schedule 6.01(b)

c)   Borrowed Money Secured by Lien - See attached Schedule 6.01(c)

                                    ANNEX III

                              Description of Liens

                                    ANNEX IV

                              Schedule of Insurance

                                     ANNEX V

                                  Restrictions

None

                                                                       EXHIBIT A

                                   ONEIDA LTD.

                               SENIOR SECURED NOTE

                                Due May 31, 2005

                              --------------------

         THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

         THIS NOTE IS ISSUED IN SUBSTITUTION FOR AND IN REPLACEMENT OF THAT SENIOR NOTE DUE NOVEMBER 1, 2008, AS AMENDED AND RESTATED AS OF NOVEMBER 1, 2000 ISSUED BY THC SYSTEMS, INC.

                              --------------------


Registered Note No. R-                                        April 27, 2001
                      ----
$
 ---------------

         THC SYSTEMS, INC., a New York corporation (the "Company), for value received, hereby promises to pay to the order of Allstate Life Insurance Company, or registered assigns, on the thirty-first day of May, 2005, the principal amount of __________ Dollars ($________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of:

                  (i) 7.49% per annum commencing May 1, 1997 up to and including September 11, 2000;

                  (ii) 7.99% per annum from September 12, 2000 up to and including December 13, 2000;:

                  (iii) 8.49% per annum commencing December 14, 2000 up to and including April 27, 2001;

                  (iv) 8.84% per annum from April 28, 2001 until the earlier of:

                           (a) the date or dates, as the case may be, of any
                  increase in the Level in which case the rate of interest will increase on such date to an amount equal to the sum of the then existing interest rate plus the amount of such increase in the Level; or

                           (b) the date or dates, as the case may be, of a
                  decrease in the Level in which case the rate of interest will decrease on such date to an amount equal to the then existing interest rate minus the amount of such decrease in the Level, provided that (i) in no event shall the interest rate fall below 7.49% and (ii) the Company provides evidence to the Noteholders satisfactory to the Noteholders that: (1) the Lenders have not received further compensation in any form as a result of any such reduction in the Level, (2) the Consolidated Leverage Ratio is, as of the last day of the immediately preceding Fiscal Quarter, in compliance with
                  Section 7.12 of the Note Agreement (as hereinafter defined) and (3) no Event of Default exists, or

                           (c) maturity; and

                  (v) Notwithstanding the foregoing, if the amount of capital required to be maintained by the Noteholders in respect of the Notes is increased as a result of a Change in Capital (as defined below), the interest rate then in effect on the Notes shall be increased by 0.50% (50 basis points) effective as of the date on which such increase in required capital is effective. The Noteholders agree to notify the Company of such increase and the date on which such increase becomes effective, promptly after learning of such increase in required capital. As used herein, "Change in Capital" means any change after the date of this Agreement that increases the risk-based capital factor attributable to the Notes as mandated by the risk-based capital guidelines for life and health insurance companies in effect in the United States on the date of this Agreement.

         All such interest payments shall be payable quarterly on the first
(1st) day of November, February, May and August of each year, commencing May 1, 1997, and at maturity, and shall bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its "prime rate" plus one percent (1%) or
(b) the sum of the rate of interest then in effect plus two percent (2%) per annum, after maturity or the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on May 31, 2005. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.5 of the Note Agreement hereinafter defined.

         This Note is issued under and pursuant to the terms and provisions of that certain Note Agreement dated as of November 15, 1996, as amended by that certain Amended and Restated Note Purchase Agreement dated as of November 15, 1996, and as further amended by that 2001 Amended and Restated Note Agreement dated as of May 31, 2001, each of which is entered into by the Company and Oneida Ltd. (the "Guarantor") with the Noteholders named in Schedule I thereto (collectively, as the same may from time to time be amended, restated, supplemented or modified, the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits and are bound by the terms provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein. All defined terms used herein shall have the meanings assigned to such terms in the Note Agreement.

         As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on November 1 of each year beginning November 1, 2000 and ending November 1, 2004 and certain optional prepayments with a premium.

         Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company and the Guarantor agree to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

         This Note is secured pursuant to the terms of certain Security Documents and Subsidiary Guarantees and a Noteholder's rights hereunder are subject to the terms of a Collateral Agency Agreement with certain other lenders to the Company.

         This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                  THC SYSTEMS, INC.

                                  By:
                                     ----------------------------------
                                  Its:

                                                                       EXHIBIT B

                                 LEGAL OPINIONS

         A. The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

         1. The Company is a corporation organized and validly existing in good standing under the laws of the State of New York, with all requisite corporate power and authority to carry on its business as now conducted, to enter into and perform the Agreement and to issue and sell the Notes.

         2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

The opinion of Gardner, Carton & Douglas also shall state that the opinion of Shearman & Sterling, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in their opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. Gardner, Carton & Douglas may rely, as to matters of New York law, on the opinion of Shearman & Sterling.

         B. The opinion of Shearman & Sterling, counsel for the Company, shall cover all matters specified in clauses 1 through 6 set forth above and also shall be to the effect that:

         1. The Company has full corporate power and authority to conduct the activities in which it is now engaged and own its property.

         2. Each Subsidiary of the Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on its business as now conducted and own its property.

         3. Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary except where failure to so qualify would not, individually or in the aggregate, have a material adverse affect on its business, properties, or condition, financial or otherwise.

         4. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.

         5. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation of any Lien on the property of the Company or any Subsidiary pursuant to, (i) the provisions of the Certificate of Incorporation or other charter document or by-laws of the Company or any Subsidiary or any loan agreement under which the Company or any Subsidiary is bound, or other agreement or instrument known to such counsel (after due inquiry) to which the Company or any Subsidiary is a party or by which any of them or their property is bound or (ii) any New York law (including usury laws) or regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company known to such counsel.

         6. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         7. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any Lien.

         8. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

         9. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or
(iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

The opinion of Shearman & Sterling shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the State of New York, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

                                                                       EXHIBIT C

                               SECURITY AGREEMENT

                                                                       EXHIBIT D

                         AMENDED AND RESTATED SUBSIDIARY
                             SUBORDINATION AGREEMENT

                                                                       EXHIBIT E

                         AMENDED AND RESTATED SUBSIDIARY
                               GUARANTEE AGREEMENT

                                                                       EXHIBIT F

                                PLEDGE AGREEMENT